UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the Appropriate Box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under §240.14a-12
ImmunityBio, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To our Stockholders:
We are pleased to invite you to attend the 2025 annual meeting of stockholders (the Annual Meeting) of ImmunityBio, Inc. to be held on Wednesday, June 18, 2025 at 9:30 a.m. Pacific Time, or at any adjournment or postponement thereof. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2025 by entering the 16-digit control number (Control Number) included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. Questions will need to be submitted prior to the Annual Meeting. To submit questions, please visit proxyvote.com with your 16 digit Control Number. You will not be able to attend the Annual Meeting in person.
We have elected to provide access to our proxy materials over the Internet under the United States Securities and Exchange Commission’s (SEC) “notice and access” rules. We believe these rules allow us to provide you with the information you need while reducing our delivery costs and the environmental impact of the Annual Meeting. The board of directors (Board) has fixed the close of business on April 21, 2025 as the record date (Record Date) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. Our Notice of Internet Availability of Proxy Materials is being mailed to stockholders entitled to vote at the meeting on or about May 1, 2025.
Your vote is important. Whether or not you expect to attend the Annual Meeting via Internet Webcast, please vote at your earliest convenience. You may vote over the Internet, by telephone or, if you request to receive printed proxy materials, by mailing a proxy or voting instruction form. You may also vote your shares during the Annual Meeting. Submitting your proxy in advance of the Annual Meeting will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement accompanying this notice. Please review the instructions regarding each of your voting options described in the proxy statement, as well as in the Notice of Internet Availability of Proxy Materials or proxy card you received by mail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (Annual Report) are available to view and download at proxyvote.com.
Thank you for your ongoing support of, and continued interest in, ImmunityBio, Inc.

Sincerely,

Richard Adcock
Chief Executive Officer and President

April 29, 2025
ImmunityBio, Inc.
3530 John Hopkins Court San Diego, CA 92121
Office: +1-844-696-5235 Email: info@ImmunityBio.com

Notice of Annual Meeting of Stockholders

Date and Time:	Wednesday, June 18, 2025 at 9:30 a.m. Pacific Time.

Internet Availability of Proxy Materials:
Under rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report by providing access to such documents on the Internet instead of mailing printed copies. Most of you will not receive printed copies of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials, which is being mailed to stockholders on or about May 1, 2025, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you would like to receive printed copies of our proxy materials by mail, please follow the instructions in the Notice of Internet Availability of Proxy Materials for requesting such materials. If you request printed copies of the proxy materials by mail, the materials you receive will include the proxy card or voting instruction form for the Annual Meeting. A copy of our proxy statement and our Annual Report are also posted on proxyvote.com, and are available from the SEC on its website at sec.gov.

Webcast Address:	virtualshareholdermeeting.com/IBRX2025

Items of Business:
1.To elect eight directors from the nominees named in the accompanying proxy statement to serve until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal.
2.To approve the ImmunityBio, Inc. 2025 Equity Incentive Plan (2025 Plan).
3.To ratify the selection of Deloitte & Touche LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
4.To transact other business that may properly come before the Annual Meeting.

Record Date:
Only stockholders of record of our common stock as of the close of business on Wednesday, April 21, 2025, are entitled to receive notice of, and vote at the Annual Meeting and any continuation, postponement, or adjournment thereof.

Meeting Admission:
You are invited to attend the Annual Meeting via Internet Webcast if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of April 21, 2025. You will be able to attend the Annual Meeting via Internet Webcast at virtualshareholdermeeting.com/IBRX2025 by entering the 16-digit Control Number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

By Order of the Board of Directors,

Jason Liljestrom
Corporate Secretary
San Diego, California
April 29, 2025

| i |

| ii |

3530 John Hopkins Court
San Diego, California 92121
PROXY STATEMENT
As a smaller reporting company for the fiscal year ended December 31, 2024, ImmunityBio is electing to comply with the scaled disclosure requirements applicable to smaller reporting companies pursuant to SEC rules for many of the items that are incorporated by reference into Part III of its Annual Report on Form 10-K. These scaled disclosure requirements include reduced disclosure about the company’s executive compensation arrangements. Please note that certain of the executive compensation disclosure required to be described for a smaller reporting company is presented in tabular form for ease.
The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.
Questions and Answers about the Proxy Materials and Annual Meeting
Why am I receiving these materials?
This proxy statement and the enclosed form of proxy are posted in connection with the solicitation of proxies by the company’s board of directors (the Board) for use at the 2025 Annual Meeting of Stockholders of ImmunityBio, Inc. (the Annual Meeting), a Delaware corporation, and any postponements or adjournments thereof. The Annual Meeting will be held on Wednesday, June 18, 2025 at 9:30 a.m. Pacific Time, via Internet Webcast.
Stockholders are invited to attend the Annual Meeting via Internet Webcast and are requested to vote on the items of business described in this proxy statement. A copy of this proxy statement and our 2024 Annual Report are posted on proxyvote.com, and are also available from the SEC on its website at sec.gov. The Notice of Internet Availability of Proxy Materials, which is being mailed to stockholders on or about May 1, 2025, will instruct you as to how you may access and review all of the proxy materials on the Internet.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting your proxy card or, if available, voting by telephone or the Internet. We have designated each of Richard Adcock, our Chief Executive Officer and President, Jason Liljestrom, our General Counsel and Corporate Secretary, and David Sachs, our Chief Financial Officer, to serve as proxies for the Annual Meeting.
What am I voting on?
You are being asked to vote on three proposals:
•the election of eight directors from the nominees named in this proxy statement to serve until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal;
•the approval of the ImmunityBio, Inc. 2025 Equity Incentive Plan; and
•the ratification of the selection of Deloitte & Touche LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
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What if other matters are properly brought before the Annual Meeting?
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If, for any reason, a director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by the Board.
How does the Board recommend that I vote?
The Board recommends that you vote your shares:
•“FOR” the election of each of the eight nominees for director named in this proxy statement;
•“FOR” the approval of the ImmunityBio, Inc. 2025 Equity Incentive Plan; and
•“FOR” the ratification of the selection of Deloitte & Touche LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Who may vote at the Annual Meeting?
Only stockholders of record as of the close of business as of the Record Date on April 21, 2025 are entitled to vote at the Annual Meeting. As of the Record Date, there were 882,580,961 shares of our common stock outstanding, held by 74 holders of record.
You are invited to attend the Annual Meeting and vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2025 by entering the 16-digit Control Number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to vote via Internet Webcast.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides or vote via Internet Webcast.
How can I vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in one of the following ways:
•You may vote during the Annual Meeting live via the Internet. If you plan to attend the Annual Meeting via Internet Webcast, you may vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2025 by entering the 16-digit Control Number found in your proxy materials.
•You may vote by mail. Complete, sign and date your proxy card and return it promptly in the postage-prepaid envelope provided (if you requested and received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•You may vote by telephone. To vote over the telephone, dial toll-free 800-690-6903 and follow the recorded instructions. You will be asked to provide the 16-digit Control Number found in your proxy materials. Telephone voting is available 24 hours a day, 7 days a week. Please note that telephone voting closes at 11:59 p.m. Eastern Time on June 17, 2025.
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•You may vote via the Internet. To vote via the Internet, go to proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16 digit Control Number found in your proxy materials. Internet voting is available 24 hours a day, 7 days a week. Please note that Internet voting closes at 11:59 p.m. Eastern Time on June 17, 2025.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction form, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. You may also vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2025 by entering the 16-digit Control Number found in your proxy materials.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:
•entering a new vote via the Internet or by telephone (until the applicable deadline for each method as set forth above);
•returning a new proxy card bearing a later date (which automatically revokes the earlier proxy);
•providing a written notice of revocation to ImmunityBio, Inc., Attention: Corporate Secretary, 3530 John Hopkins Court, San Diego, California 92121 that is received before the polls close for voting at the Annual Meeting or any adjournment or postponement thereof; or
•attending the Annual Meeting and submitting your vote live via the Internet prior to the closing of the polls (which would automatically revoke the previously submitted proxy). If you are a stockholder of record, you cannot change your vote in advance of the Annual Meeting using the Internet or telephone voting methods after 11:59 p.m. Eastern Time on June 17, 2025.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of your shares, you may change your vote by timely submitting new voting instructions to your broker, bank or other nominee (which would revoke your earlier instructions), or by attending the Annual Meeting and submitting your vote live via the Internet prior to the closing of the polls (which would revoke the previously submitted instructions). Beneficial owners of shares should follow the voting instructions provided by their broker, bank or other nominee.
Attending the Annual Meeting will not, in itself, cause your previously granted proxy or previously submitted voting instructions to be revoked. You must submit a new vote during the Annual Meeting prior to the closing of the polls in order to do so.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of the Board. The persons named in the proxy, Richard Adcock, Jason Liljestrom, and David Sachs, have been designated as proxies for the Annual Meeting by the Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board as described above and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
How many votes do I have?
For the election of directors, each stockholder is entitled to cast one vote for each director nominee for each share of the company’s common stock held by them as of the Record Date. Cumulative voting is not permitted for the election of directors. On the other matters to be voted upon, each stockholder is entitled to one vote for each share of the company’s common stock held by them as of the Record Date.
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What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under the company’s Amended and Restated Bylaws (the bylaws) and Delaware law. Holders of a majority of the voting power of the company’s issued and outstanding common stock entitled to vote at the Annual Meeting must be present live via the Internet or represented by proxy to hold and transact business at the Annual Meeting. On the Record Date, there were 882,580,961 shares issued and outstanding and entitled to vote. Thus, the holders of at least 441,290,481 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chair of the meeting or the holders of a majority of the voting power present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting may adjourn the meeting to another date.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be routine, but not with respect to non-routine matters. In the event that a broker votes shares on the routine matters but does not vote shares on the non-routine matters, those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals or vote your shares at the meeting.
What matters are considered “routine” and “non-routine”?
The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 3) is considered routine under applicable federal securities rules. The election of directors (Proposal 1) and the approval of the ImmunityBio, Inc. Equity Incentive Plan (Proposal 2) are considered non-routine under applicable rules.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record cause abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present live via the Internet or represented by proxy and entitled to vote at the Annual Meeting, including Proposal 3. However, because the outcome of Proposal 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast on a non-routine proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any non-routine proposal.
What is the voting requirement to approve each of the proposals?
Proposal 1: Election of Directors. The election of directors requires a plurality of the voting power of shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the eight nominees for director receiving the highest number of “FOR” votes will be elected as directors. You may vote (i) “FOR” each director or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will have no impact on the outcome of this proposal but will count towards the quorum requirement for the Annual Meeting.
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Proposal 2: Approval of the ImmunityBio, Inc. 2025 Equity Incentive Plan. Approving the 2025 Plan requires the affirmative “FOR” vote of a majority of the shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Proposal 3: Ratification of Selection of Deloitte & Touche LLP. The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal.
Dr. Patrick Soon-Shiong, our Founder, Executive Chairman and Global Chief Scientific and Medical Officer, and his affiliates owned, in the aggregate, approximately 73.6% of the company’s outstanding common stock as of the Record Date and has advised us that he intends to vote (1) “FOR” the election of each of the eight nominees for director named in this proxy statement; (2) “FOR” the approval of the ImmunityBio, Inc. 2025 Equity Incentive Plan; and (3) “FOR” the ratification of the selection of Deloitte & Touche LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
What is the interest of the company’s executive officers and directors in the proposals being voted upon?
None of our executive officers or directors or their associates has any substantial interest in any matter to be acted upon, other than (i) our directors, with respect to the election to office of the directors so nominated and (ii) our directors and executive officers, with respect to the approval of the ImmunityBio, Inc. 2025 Equity Incentive Plan, because their compensation could be impacted.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a signed proxy but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each of the eight nominees for director named in this proxy statement;
•“FOR” the approval of the ImmunityBio, Inc. 2025 Equity Incentive Plan; and
•“FOR” the ratification of the selection of Deloitte & Touche LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter – Proposal 3 to ratify the selection of Deloitte & Touche LLP. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal 1 relating to the election of directors, and Proposal 2 relating to the approval of the ImmunityBio, Inc. 2025 Equity Incentive Plan.
How can I contact ImmunityBio’s transfer agent?
You may contact our transfer agent by writing to Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660. You may also contact our transfer agent via email at helpAST@equiniti.com or by telephone Monday through Friday from 8:00 a.m. to 8:00 p.m. Eastern Time at 1 800-937-5449 (toll-free) or 1-718-921-8124 (local or international).
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How can I attend the virtual Annual Meeting?
We will host the Annual Meeting online. You will not be able to attend the Annual Meeting in person. A summary of the information you need in order to attend the Annual Meeting online is provided below:
•Any stockholder can attend the Annual Meeting by visiting virtualshareholdermeeting.com/IBRX2025.
•The Annual Meeting starts at 9:30 a.m. Pacific Time on Wednesday, June 18, 2025.
•We encourage you to access the Annual Meeting online prior to its start time.
•Stockholders may vote electronically online while attending the Annual Meeting.
•Please have the Control Number we have provided you to join the Annual Meeting.
•Instructions on how to attend and participate at the Annual Meeting are available at virtualshareholdermeeting.com/IBRX2025.
•If a stockholder wishes to ask a question of directors and/or members of management in attendance at the Annual Meeting, please note that such questions must be submitted in advance of the Annual Meeting. You may submit your question at proxyvote.com on or before 5:00 p.m. Pacific Time, June 16, 2025 by clicking on the “Submit a Question to Management” button. You will need your 16-digit Control Number to access the website to submit your question.
•Stockholders may vote during the Annual Meeting Internet Webcast at virtualshareholdermeeting.com/IBRX2025.
Who will count the votes?
A representative of Broadridge Investor Communications, Inc. will tabulate the votes and act as inspector of election.
What happens if the Annual Meeting is adjourned or postponed?
Your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.
Who is paying for the costs of this proxy solicitation?
Your proxy is being solicited by and on behalf of the Board. The expense of preparing, printing and providing this proxy solicitation will be borne by the company. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies. Certain directors, officers, representatives and employees of the company may solicit proxies by telephone and personal interview. Such individuals will not receive any additional compensation from the company for solicitation of proxies, but may be reimbursed by the company for reasonable out-of-pocket expenses in connection with such solicitation. In accordance with the regulations of the SEC, banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the company, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of common stock.
Copies of the proxy materials will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.
If you choose to access the proxy materials and/or vote via the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
How can I find the results of the Annual Meeting?
Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.
When are stockholder proposals due for next year’s annual meeting?
See “Other Matters—Stockholder Proposals for the 2026 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for the 2026 annual meeting.
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Proposal 1 – Election of Directors
Pursuant to the company’s Amended and Restated Certificate of Incorporation (the certificate of incorporation) and the company’s bylaws, the total number of directors constituting the Board shall be fixed exclusively by the Board. The Board is currently comprised of eight directors, as listed below. Based upon the recommendation of the Nominating and Corporate Governance Committee (the Governance Committee), the Board has resolved that the number of directors constituting the entire Board remain at eight, and has nominated each of the company’s current directors set forth below for election at the Annual Meeting. At the Annual Meeting, eight directors will be elected to the Board by holders of the company’s common stock to serve for a one year term expiring at the 2026 annual meeting of stockholders. Each director’s term continues until the election and qualification of his or her successor, or until his or her earlier retirement, resignation, disqualification, removal, or death.

Nominees for Director

				Committee Composition
Name	Independent	Age	Board Tenure (in Years)	Audit	Compensation	Nominating and Corporate Governance	Related Party Transaction	Special

Patrick Soon-Shiong, M.D., FRCS (C), FACS		72	10			C
Cheryl L. Cohen	✓	59	5	M		M		M
Richard Adcock		56	4
Michael D. Blaszyk	✓	72	9	C	M			C
Wesley Clark	✓	80	4			M	C
Linda Maxwell, M.D., M.B.A., FRCSC	✓	51	4	M	C		M
Christobel Selecky	✓	70	4	M	M		M
Barry J. Simon, M.D.		60	18
_______________
“C” indicates Chair of the committee.
“M” indicates member of the committee.
The Board, upon the recommendation of the Governance Committee, has nominated Dr. Soon-Shiong, Ms. Cohen, Messrs. Adcock and Blaszyk, Gen. Clark, Dr. Maxwell, Ms. Selecky, and Dr. Simon, each a current director, as nominees for re-election to the Board at the Annual Meeting. If elected, each of the aforementioned nominees will serve as a director until the 2026 annual meeting and until his or her respective successor is duly elected and qualified.
Each of our nominees for director has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy.
Required Vote
The directors elected to the Board will be elected by a plurality of the voting power of shares present live via the Internet or represented by proxy and entitled to vote on the election of directors. In other words, the eight nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Dr. Patrick Soon-Shiong, Cheryl L. Cohen, Richard Adcock, Michael D. Blaszyk, Gen. Wesley Clark, Dr. Linda Maxwell, Christobel Selecky and Dr. Barry J. Simon. Broker non-votes have no effect on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE EIGHT NOMINEES. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.
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Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills, and experiences which led the Board to conclude that each nominee should serve on the Board at this time. There are no family relationships among any of our directors or among any of our directors and our executive officers.

Director Biographies

Patrick Soon-Shiong, M.D., FRCS (C), FACS	Executive Chairman of the Board

Dr. Soon-Shiong is the Founder of ImmunityBio, Inc. He was appointed Executive Chairman of the Board in October 2020 and Global Chief Scientific and Medical Officer of the company on August 11, 2021. Previously, he served as the Chairman of the Board and Chief Executive Officer from March 2015 to October 2020, as the Co-Chairman of the Board from December 2014 to March 2015, and as our Chief Medical Officer from January 2015 to March 2015. In 2011, he founded NantWorks, LLC (NantWorks), an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network, for the secure sharing of genetic and medical information. Dr. Soon-Shiong invented and developed Abraxane®, the nation’s first Food and Drug Administration (FDA)-approved protein nanoparticle albumin-bound delivery technology for the treatment of cancer. Abraxane was approved by the FDA for metastatic breast cancer in 2005, lung cancer in 2012, and pancreatic cancer in 2013. Abraxane is now approved in many countries across the globe. From 1997 to 2010, Dr. Soon-Shiong served as founder, chairman, and chief executive officer of two global pharmaceutical companies, American Pharmaceutical Partners (sold to Fresenius SE for $4.6 billion in 2008) and Abraxis BioScience (sold to Celgene Corporation for $3.8 billion in 2010). In 2018, he became the owner and executive chairman of the Los Angeles Times, Los Angeles Times en Español and other publications under the California Times. Dr. Soon-Shiong is chairman of the Chan Soon-Shiong Family Foundation and the Chan Soon-Shiong Institute of Molecular Medicine, a nonprofit medical research organization. He also serves as chair of the board of directors of the Access to Advanced Health Institute, a nonprofit biotech research institute located in Seattle focused on combating some of the world’s deadliest diseases, including COVID-19, cancer, fungal and parasitic infections, and other non-communicable diseases. He is a visiting Professor at the Imperial College of London. Dr. Soon-Shiong holds a degree in medicine from the University of the Witwatersrand and a M.Sc. in science from the University of British Columbia.
Qualifications
We believe Dr. Soon-Shiong is qualified to serve as a member of the Board based on his depth of expertise as chairman and chief executive officer of multiple multi-billion dollar companies in the life sciences industry, his broad experience in the research and development of pioneering technologies, and his educational background. Pursuant to the Subscription and Investment Agreement between the company and Cambridge Equities, LP (Cambridge), Cambridge has the right to designate one individual to be nominated and recommended for election by the Board for as long as Cambridge continues to hold at least 20% of the issued and outstanding shares of the company’s common stock. Dr. Soon-Shiong has been selected by Cambridge to hold this Board seat.

Director since: 2014 Committee: Nominating and Corporate Governance (Chair)
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Cheryl L. Cohen	Lead Independent Director

Ms. Cohen was appointed Lead Independent Director in March 2023 and has served as a member of the Board since June 2019. Since 2014, she has served as principal owner and president of CLC Consulting, LLC, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization. Prior to CLC, she served as chief commercial officer of Medivation, Inc., a publicly traded bio-pharmaceutical company, from 2011 until 2014. From 2007 to 2008, she served as Vice President, Strategic Commercial Group, of Health Care Systems, Inc., a Johnson & Johnson company, and from 1998 to 2007, she worked at Janssen Biotech, Inc. (formerly Centocor Biotech, Inc.), a Johnson & Johnson company, in a variety of senior sales roles including Vice President, Rheumatology Franchise. Ms. Cohen has served on the board of directors of Celldex Therapeutics, Inc. (Nasdaq:CLDX) since June 2022. She previously served on the board of directors of MEI Pharma, Inc. (Nasdaq:MEIP), Ignyte Acquisition, Corp. (Nasdaq:IGNY), Aerpio Pharmaceuticals, Inc., Eledon Pharmaceuticals, Inc. (formerly known as Novus Therapeutics, Inc.) (Nasdaq:ELDN), Vital Therapies, Inc., Protein Sciences Corporation, and LadRx Corporation (formerly CytRx Corporation (OTCQB:LADX)). She began her career at Solvay Pharmaceuticals in a variety of sales positions. Ms. Cohen received her B.A. from Saint Joseph College.
Qualifications
We believe Ms. Cohen is qualified to serve as a member of the Board based on her extensive experience with and knowledge of the healthcare industry, commercialization expertise, and experience serving on boards of directors of public companies.

Director since: 2019 Committees: •Audit •Nominating and Corporate Governance •Special Other Public Company Board: •Celldex Therapeutics

Richard Adcock	Director

Mr. Adcock has served as our Chief Executive Officer since October 2020 and as President of the company and a member of the Board since March 2021.He has over 30 years of leadership experience in the healthcare industry. From January 2018 to September 2020, he served as chief executive officer of Verity Health System of California, Inc. (Verity Health), a nonprofit public benefit corporation healthcare provider, that he steered through a successful restructuring event. Prior to joining Verity Health, he served in various capacities at Sanford Health, a not-for-profit integrated healthcare delivery system, including as its chief innovation officer, president, executive vice president and director from 2004 to 2017. Prior to Sanford Health, he served as global engineering director at GE Healthcare. Mr. Adcock holds a B.S. in Business Administration from Northern State University and an M.B.A. in Healthcare Management from University of Phoenix.
Qualifications
We believe Mr. Adcock is qualified to serve as a member of the Board based on his extensive knowledge of the healthcare industry and his experience in senior management roles at leading healthcare companies.

Director since: 2021
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Michael D. Blaszyk	Independent Director

Mr. Blaszyk has served as a member of the Board since July 2015. Since July 2017, he has served as an operating partner of Beecken Petty O'Keefe & Company, LLC (BPOC), a capital markets company. Prior to BPOC, he served as the chief financial officer and chief corporate officer of Dignity Health (formerly known as Catholic Healthcare West), a not-for-profit public benefit corporation, from December 2000 until his retirement in December 2015. Prior to joining Dignity Health, he served as the senior vice president and chief financial officer of University Hospitals Health System in Cleveland, Ohio, a healthcare system, from 1997 to 2000. He also previously served as the managing partner of the Northeast Region Health Care Provider Consulting Practice for Mercer LLC (formerly known as William M. Mercer), a global consulting firm, and the executive vice president of Boston Medical Center, a not-for-profit academic medical center. Mr. Blaszyk is a director/manager for NantHealth (a company affiliated with Dr. Soon-Shiong). He has served on numerous public and private company boards. He received his B.S. in Life Sciences from Wayne State University and his Masters in Health Administration from the University of Colorado.
Qualifications
We believe Mr. Blaszyk is qualified to serve as a member of the Board based on his extensive experience with and knowledge of the healthcare industry and his significant financial and accounting background.

Director since: 2015 Committees: •Audit (Chair) •Compensation •Special (Chair)

Wesley Clark	Independent Director

General Clark, USA, Retired, has served as a member of the Board since March 2021. He served on the board of directors of ImmunityBio, Inc. (a private company) from February 2021 until March 9, 2021. He served for 34 years in the U.S. Army, rising through the ranks to earn his fourth star as a full general in 1996. He served as the Supreme Allied Commander Europe of NATO from 1997 to 2000, where he commanded Operation Allied Force in the Kosovo War. Highly decorated throughout his career, Gen. Clark was awarded the U.S. Presidential Medal of Freedom by President William J. Clinton. Since 2003, he has served as chairman and chief executive officer of Wesley K. Clark & Associates, LLC, a strategic consulting firm specializing in business development, crisis support and strategic communications. Since 2010, he has served as chairman and chief executive officer of Enverra, Inc., a boutique investment bank. He currently serves on the boards of directors of Directa Plus S.p.A. since August 2022 and MCF Energy Ltd. since December 2022. Gen. Clark previously served on the boards of directors of Equinox Gold Corp. from 2020 to 2023, and Rentech, Inc. from 2010 to 2018. He is a graduate of the U.S. Military Academy at West Point, where he was class valedictorian. After graduating from West Point, he was awarded a Rhodes Scholarship to the University of Oxford where he earned degrees in philosophy, politics and economics. He earned a master’s degree in military science from the Command and General Staff College.
Qualifications
We believe Gen. Clark is qualified to serve as a member of the Board based on his extensive leadership experience, success in both the public and private sectors, and experience serving on other public company boards of directors.

Director since: 2021 Committees: •Nominating and Corporate Governance •Related Party Transaction (Chair) Other Public Company Boards: •Directa Plus S.p.A. (Italy) •MCF Energy Ltd. (Canada)
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Linda Maxwell, M.D., M.B.A., FRCSC	Independent Director

Dr. Maxwell has served as a member of the Board since March 2021. She is an experienced physician and surgeon, having managed her own head and neck surgical practice since 2006. She is a medical educator, a published scientific author, and a health technology entrepreneur and innovator. As of March 2022, she is an Operating Partner at DCVC Management Co, LLC, a venture capital fund. She was previously an Adjunct Professor of Surgery at University of Toronto, a Distinguished Visiting Professor at Toronto Metropolitan University, and an Associate Scientist at the Li Ka Shing Knowledge Institute in Toronto. She is the Founder and former Executive Director of the Biomedical Zone at Toronto Metropolitan University, Canada’s premier hospital-embedded medical technology incubator for early-stage digital health and medical technology companies, and has guided a wide variety of startup companies through clinical development, capitalization and commercialization. She has also managed a life sciences tech transfer portfolio at the University of Oxford and the UK National Health Service, executing patent strategy, spin-out company formation, and early-stage capital raising. She has also served as a healthcare innovation expert to various Canadian federal, provincial, and local government entities, as a member of the Department Audit Committee of the Public Health Agency of Canada, and as an advisor to the Canadian Medical Association and the Canadian Space Agency. She currently serves on the board of directors of United Therapeutics Corporation (Nasdaq:UTHR). Dr. Maxwell earned an A.B. with honors from Harvard University, an M.D. from Yale University School of Medicine, and an M.B.A. from the Saïd Business School at the University of Oxford.
Qualifications
We believe Dr. Maxwell is qualified to serve as a member of the Board based on her extensive medical and scientific knowledge and experience, and her experience advising and cultivating companies in the health technology industry.

Director since: 2021 Committees: •Audit •Compensation (Chair) •Related Party Transaction Other Public Company Board: •United Therapeutics Corporation
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Christobel Selecky	Independent Director

Ms. Selecky has served as a member of the Board since March 2021. She served on the board of directors of ImmunityBio, Inc. (a private company) from August 2020 until March 9, 2021. Ms. Selecky has more than 35 years of healthcare industry experience. She is the principal at Population Health Strategies, her healthcare consultancy, where since 2009 she has provided strategic consulting to management teams, companies and investors, helping improve patient engagement, population health outcomes, and healthcare cost management. Since 2014 she has served as a Strategic Advisor at Ceresti Health, a privately-held healthcare technology company, and has served as a lecturer in Healthcare Entrepreneurship for the M.B.A. program at the University of California, Irvine since 2017. She held several leadership positions over her 14-year career at FHP International Corporation, which ended in 1995 including as President of the FHP California Health Plan. She subsequently co-founded, and served as President, CEO, and Executive Chairman of LifeMasters Supported SelfCare, a national leader in the field of disease and population health management. She currently serves on the boards of directors of Teleperformance SE (TEP – ISIN: FR0000051807 – Reuters: TEPRF.PA – Bloomberg: TEP FP), a public company providing business services, Satellite Healthcare, a leading not-for-profit provider of kidney dialysis and related services, and Griswold Home Care, a privately-held non-medical home care company. She is active in several board governance organizations such as NACD (where she is a board member of the Pacific Southwest Chapter), the Private Directors Association, and Women Corporate Directors and has been a member of audit, compensation, governance and other committees of boards of directors on which she has served. Ms. Selecky received her B.A. from the University of Delaware and her M.A. from Syracuse University.
Qualifications
We believe Ms. Selecky is qualified to serve as a member of the Board based on her extensive experience in and knowledge of the healthcare industry, experience in board governance, and experience in advising stakeholders of healthcare companies at various stages of growth.

Director since: 2021 Committees: •Audit •Compensation •Related Party Transaction Other Public Company Board: •Teleperformance SE (France)
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Barry J. Simon, M.D.	Director

Dr. Simon has served as a member of the Board since 2007 and as Chief Corporate Affairs Officer of the company since March 2021. He previously served as our President and Chief Administrative Officer from January 2017 to March 2021, and as President and Chief Operating Officer from 2015 to 2016. From 2007 to 2015, he was our President and Chief Executive Officer. He has served as president, chief executive officer and chairman of Brink Biologics Inc., a bioanalytics, reagents and testing services company (a company affiliated with Dr. Soon-Shiong), since March 2015. Previously, he held vice president, senior level, and advisory positions at F. Hoffmann-La Roche, a global healthcare company, Roche Labs, a pharmaceuticals company, Connetics Corporation, a specialty pharmaceutical company, Immunomedics, a biopharmaceutical company, Immusol, a biopharmaceutical company, HealthPro BioVentures, LLC, a healthcare and life sciences investment bank, and NorthSound Capital, LLC, a U.S.-based hedge fund. He previously served as a director of Viracta Therapeutics, Inc., a biopharmaceutical company, from July 2017 to November 2020 and March 2021 to December 2024, and as a director of Cue Biopharma, Inc. (Nasdaq:CUE), a biopharmaceutical company, from 2016 to June 2021. He has broad experience in public and private settings, having led private and public equity offerings, product and portfolio divestitures and acquisitions, strategic licensing and joint ventures, as well as commercial product launches, investigational new drug (IND) and biologics license application (BLA) regulatory filings, human-enabling programs, manufacturing, quality control and life cycle management. He has worked across several therapeutic areas including oncology, virology, ophthalmology and dermatology on products launches including Xeloda®, Pegasys®, Fortovase®, Tamiflu®, Camptobell®, Boniva®, Fuzeon®, Valcyt®, and Accutane®. He attended corporate training programs through the London School of Business and Amos Tuck School of Business at Dartmouth College. Dr. Simon trained clinically in Infectious Diseases at Albert Einstein College of Medicine, Anesthesiology at The Mount Sinai Medical Center, and Internal Medicine at New York University and received his M.D. from the SUNY Downstate Health Sciences Center in New York.
Qualifications
We believe Dr. Simon is qualified to serve as a member of the Board based on his extensive medical and scientific knowledge and experience, and senior management experience in the biopharmaceutical industry.

Director since: 2007

Corporate Governance

Composition of the Board
Our business affairs are managed under the direction of the Board, which is currently comprised of eight members. Five of the eight directors qualify as “independent” within the meaning of such term as set forth in the listing standards of the Nasdaq Stock Exchange (Nasdaq). Under Nasdaq rules, a director will only qualify as an “independent director” if, among other things, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
On June 18, 2015, we entered into a letter agreement with Cambridge (Cambridge Nominating Agreement). Pursuant to the Cambridge Nominating Agreement, Cambridge has the right to designate one individual to be nominated and recommended for election by the Board or a duly authorized committee thereof, for as long as Cambridge or its affiliates continues to hold at least 20% of the issued and outstanding shares of the company’s common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Soon-Shiong, our Founder, Executive Chairman and Global Chief Scientific and Medical Officer, controls the entity that is the general partner of Cambridge and was selected by Cambridge to hold this board seat. The Cambridge director nominee shall be nominated and recommended for election to the Board, subject to any applicable limitations imposed by Delaware
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General Corporation Law (DGCL), the Board’s fiduciary duties to our stockholders, and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on the Board shall automatically terminate whenever Cambridge owns less than 20% of the company’s issued and outstanding shares of common stock.
Under the terms of his employment agreement, Dr. Barry J. Simon, the company’s Chief Corporate Affairs Officer, for so long as he remains an employee of the company, shall be nominated and recommended for election to the Board at each annual meeting of stockholders by the Board or a duly authorized committee thereof. If Dr. Simon’s employment with us is terminated for any reason, his membership on the Board will also terminate, unless otherwise agreed in writing by the company and Dr. Simon.
Pursuant to the company’s certificate of incorporation and bylaws, the total number of directors constituting the Board shall be fixed exclusively by the Board. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders, and the directors so chosen will hold office until the next annual or special meeting of stockholders called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.
The company’s Corporate Governance Guidelines require that at least a majority of the Board shall consist of United States citizens and/or directors residing in the United States.
At each annual meeting of stockholders, the terms of each of our eight incumbent directors expire and all members of the Board will stand for election. The eight directors elected at the annual meeting will serve from the time of election and qualification until the earliest of the next annual meeting of stockholders following such election or their resignation or removal.

Board Leadership Structure
As described below, the Board is led by Dr. Soon-Shiong, our Founder and Executive Chairman since October 2020, and Ms. Cohen, our Lead Independent Director since March 2023.
Lead Independent Director
Our Corporate Governance Guidelines provide that, in the event that the Board’s chairperson is our Chief Executive Officer (CEO), or if the Governance Committee and Board determine that it is in the best interest of the company and its stockholders, the Board will annually elect a Lead Independent Director upon the recommendation of the Governance Committee. The Lead Independent Director will have the following responsibilities: (i) maintain honest and transparent board culture; (ii) serve as liaison between the Chairperson of the Board and the independent directors; (iii) facilitate discussion among the independent directors on key issues and concerns outside of Board meetings; (iv) ensure Board discussions demonstrate effective oversight of management; (v) facilitate teamwork and communication among the independent directors; (vi) organize and preside over executive sessions; (vii) set the agendas for and lead executive sessions; (viii) solicit feedback from and engage the CEO on executive session topics; (ix) act as a key advisor to the CEO on company matters where appropriate; (x) facilitate the Board’s engagement with the CEO and the Board’s CEO succession planning; (xi) has authority to call meetings of the independent directors; (xii) with the Chairperson, approve meeting agendas for the Board; (xiii) with the Chairperson, approve information and materials sent to the Board in advance of meetings; (xiv) with the Chairperson, approve Board meeting schedules and work with the Chairperson of the Board and Committee Chairs to assure that there is sufficient time for discussion of all agenda items, and ensuring that the independent directors can perform their duties responsibly while not interfering with on-going company operations; (xv) preside at all meetings of the Board at which the Chairperson of the Board is not present; (xvi) advise the Chairman on the retention of advisors and consultants who report directly to the Board; and (xvii) have such other duties as the Board may delegate to assist in meeting its responsibilities. All members of the Board are encouraged to communicate with the Chief Executive Officer and Chairperson.
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Roles of Chairperson, Lead Independent Director, and Chief Executive Officer
Our Corporate Governance Guidelines provide that the Board will fill the chairperson and chief executive officer positions based upon its view of what is in the best interests of the company at any point in time. The Board believes that Dr. Soon-Shiong’s service as Executive Chairman and Mr. Adcock’s service as Chief Executive Officer is in the best interests of the company and its stockholders.
Given his long tenure with and status within ImmunityBio, Inc., the Board believes Dr. Soon-Shiong possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the company, and management believes he is best positioned, in consultation with Ms. Cohen and Mr. Adcock, to develop agendas that ensure that the Board’s time and attention is focused on the most critical matters. Management also believes that Dr. Soon-Shiong’s extensive scientific and medical knowledge and background with the company enables him to work with Ms. Cohen and Mr. Adcock to ensure clear accountability and enhance the company’s ability to communicate its message and strategy clearly and consistently to our stockholders and employees.

The Board’s Role in Risk Oversight
One of the key functions of the Board is informed oversight of the company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. The Audit Committee is responsible for reviewing and discussing the company’s major financial and cybersecurity risk exposures and the steps taken by management to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the company’s internal and external audit functions. The Related Party Transaction Committee reviews related-party transactions and informs the Audit Committee of all related-party transactions approved by them. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The Compensation Committee assesses and monitors whether any of the company’s compensation policies and programs has the potential to encourage excessive risk-taking. The Board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Meetings
During the fiscal year ended December 31, 2024, the Board held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of Board meetings held during the period for which he or she served as a director and (ii) the total number of Board committee meetings held during the periods that he or she served on such committee(s). Independent directors shall meet in executive session at each regularly scheduled meeting no less than four times per year.
We make every effort to schedule our annual meeting of stockholders at a date and time to maximize attendance by directors taking into account the directors’ schedules. It is the company’s policy that all current directors attend our annual meetings of stockholders, subject to extenuating circumstances. Each of our directors serving at the time of our 2024 annual meeting of stockholders were present at such meeting.

Communication with the Board
In cases where stockholders or other interested parties wish to communicate directly with our directors, messages can be sent to ImmunityBio, Inc., Attention: Corporate Secretary, 3530 John Hopkins Court, San Diego, California 92121. Our Corporate Secretary monitors these communications and will forward them to our designated legal counsel to provide a summary of all received messages to the Board at each regularly scheduled meeting. The Board typically meets on a quarterly basis. Where the nature of a communication warrants, our designated legal counsel, may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of our management, as our designated legal counsel considers appropriate.
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Our designated legal counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is administered by the Governance Committee. This procedure does not apply to (a) communications to non-management directors from our officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), or (c) communications to the Audit Committee pursuant to our procedures for complaints regarding accounting and auditing matters.

Board Committees and Charters
The Board currently has four standing committees: the Audit Committee; the Compensation Committee; the Governance Committee; and the Related Party Transaction Committee. Additionally, in October 2020 the Board established a Special Committee in connection with the merger between NantKwest, Inc. and NantCell, Inc. (formerly known as ImmunityBio, Inc., a private company) (the Merger), which merger closed on March 9, 2021.
The Board maintains charters for each of its standing committees and these charters are evaluated annually. In addition, the Board has adopted a written set of Corporate Governance Guidelines that generally formalize practices the Board has in place. The charters of our standing Board committees and our Corporate Governance Guidelines are available on our website, ir.immunitybio.com under “Corporate Governance.”
Controlled Company Exemption
Dr. Soon-Shiong, our Founder, Executive Chairman and Global Chief Scientific and Medical Officer and entities affiliated with him, control a significant majority of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of the Board consist of independent directors, and (2) the requirement that the company have a nominating and corporate governance committee. Although not required by Nasdaq corporate governance rules, the Board is currently comprised of a majority of independent directors. The Board has determined that each of Ms. Cohen, Mr. Blaszyk, Gen. Clark, Dr. Maxwell and Ms. Selecky, representing five of our eight directors, is independent as that term is defined under Nasdaq rules. In addition, although not required by Nasdaq rules, the Board established a Governance Committee.

Audit Committee
The Audit Committee was established to oversee our accounting and financial reporting processes and assist the Board in monitoring our financial systems and our legal and regulatory compliance. The committee also:
•oversees the work of the independent registered public accounting firm;
•approves the hiring, discharging and compensation of the independent registered public accounting firm;
•approves engagement of the independent registered public accounting firm to render any audit or permissible non-audit services;
•reviews the qualifications, independence and performance of the independent registered public accounting firm;
•reviews our financial statements and our critical accounting policies and estimates;
•reviews the adequacy and effectiveness of our internal controls;
•oversees our compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements);
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•reviews our policies with respect to risk assessment and risk management;
•reviews and monitors our policies and procedures relating to related-party transactions in consultation with the Related Party Transaction Committee;
•reviews and discusses the results of our annual audit and reviews our quarterly financial statements and publicly filed reports with management and the independent registered public accounting firm;
•reviews and recommends to the Board for approval our proposed budget; and
•reviews the risks relating to significant cybersecurity matters and concerns, including information security, data privacy, backup of information systems, and related regulatory matters and compliance.
The current members of the committee are Mr. Blaszyk (Chair), Ms. Cohen, Dr. Maxwell, and Ms. Selecky. The Board has determined that each member of the committee is an independent director under the Nasdaq corporate governance rules, satisfies the additional independence criteria for audit committee members under Rule 10A-3 of the Exchange Act, and satisfies the requirements for financial literacy under the Nasdaq corporate governance rules, as applicable. The Board has also determined that each of Mr. Blaszyk and Ms. Selecky qualifies as an audit committee financial expert within the meaning of the applicable rules and regulations of the SEC and satisfies the financial sophistication requirements of the Nasdaq corporate governance rules. The committee held five meetings during the fiscal year ended December 31, 2024.

Compensation Committee
The Compensation Committee was established to oversee the company’s corporate compensation programs. The committee also:
•reviews and approves corporate goals and objectives relevant to the company’s CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the CEO’s compensation level based on this evaluation;
•reviews and approves, or makes recommendations to the Board with respect to, non-CEO executive officer compensation, and incentive compensation and equity-based plans that are subject to Board approval;
•provides oversight of the company’s compensation policies and plans and benefits programs, and overall compensation philosophy, as well as human capital management programs;
•administers the company’s equity compensation plans for its executive officers and employees and the granting of equity awards pursuant to such plans or outside of such plans;
•prepares the report of the Compensation Committee required by the rules and regulations of the SEC; and
•engages a compensation consultant, legal counsel or other advisors to advise on executive compensation and assess the independence of each in accordance with Nasdaq corporate governance and SEC rules, among other duties and responsibilities.
The current members of the committee are Dr. Maxwell (Chair), Mr. Blaszyk, and Ms. Selecky. The Board has determined that each member of the committee is an independent director under Nasdaq corporate governance rules, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 of the Exchange Act and Nasdaq corporate governance rules, and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The committee held six meetings during the fiscal year ended December 31, 2024.
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Nominating and Corporate Governance Committee
Although not required by Nasdaq corporate governance rules because ImmunityBio is a “controlled company”, the Governance Committee was established to:
•assist the Board in identifying individuals who are qualified to become members of the Board in accordance with the criteria approved by the Board, and select, or recommend to the Board that the Board select, specific individuals as the director nominees for each meeting of stockholders at which directors are to be elected;
•recommend members for each Board committee;
•develop and maintain our corporate governance policies, including our Corporate Governance Guidelines; and
•oversee the evaluation of the Board.
The Governance Committee also:
•evaluates the current composition, organization and governance of the Board and its committees;
•evaluates the “independence” of directors and director nominees;
•reviews the structure and compositions of each committee of the Board and make recommendations, if any, to the Board for changes to the committees;
•oversees the company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the company’s corporate governance framework, including its certificate of incorporation and bylaws; and
•considers questions of possible conflicts of interest of Board members and of corporate officers.
The current members of the committee are Dr. Soon-Shiong (Chair), Gen. Clark and Ms. Cohen. Former director John Brennan served as a member of the Governance Committee during the fiscal year ended December 31, 2024 and through February 7, 2025, the date he resigned from the Board and his committee positions. The Board has determined that each of Gen. Clark and Ms. Cohen, and Mr. Brennan during the time in which he served on the committee, is an independent director under Nasdaq corporate governance rules. The committee held two meetings during the fiscal year ended December 31, 2024.

Related Party Transaction Committee
The Related Party Transaction Committee was established to review and approve related-party transactions. The current members of the committee are Gen. Clark (Chair), Dr. Maxwell, and Ms. Selecky. Former director Mr. Brennan served as Chair of the Related Party Transaction Committee during the fiscal year ended December 31, 2024 and through February 7, 2025, the date he resigned from the Board and his committee positions. Gen. Clark served as a member of the committee during the fiscal year ended December 31, 2024 and was appointed Chair of the committee in April 2025 following the resignation of Mr. Brennan. Ms. Selecky was appointed as a member of the committee in April 2025 following the resignation of Mr. Brennan. The Board has determined that each member of the committee is an independent director under Nasdaq corporate governance rules. The committee held eight meetings during the fiscal year ended December 31, 2024.

Special Committee
The Special Committee was established in October 2020 to, among other things, evaluate and negotiate the terms and conditions of the Merger and to make recommendations to the Board regarding the Merger. The current members of the committee are Mr. Blaszyk (Chair) and Ms. Cohen, each of whom is an independent director. The committee held no meetings during the fiscal year ended December 31, 2024.
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Process for Selecting Directors and Director Qualifications
As described above, under the terms of the Cambridge Nominating Agreement, Cambridge has the right to designate one individual to be nominated and recommended for election by the Board. Additionally, under the terms of Dr. Simon’s employment agreement with the company, the Board is obligated to nominate and recommend Dr. Simon for election to the Board as long as he is employed by the company.
The Governance Committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:
•The Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Governance Committee from other sources.
•In its evaluation of director candidates, including the members of the Board eligible for re-election, the Governance Committee will consider the following:
•the current size and composition of the Board and the needs of the Board and its respective committees;
•factors such as character, integrity, judgment, diversity (including underrepresented populations), age and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and other similar factors, which factors are evaluated, among others, and not assigned any particular weighting or priority by the Governance Committee; and
•other factors that the Governance Committee may consider appropriate.
The Governance Committee requires that any nominee for a position on the Board must satisfy the following minimum qualifications:
•the highest personal and professional ethics and integrity;
•proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•skills that are complementary to those of the existing Board;
•the ability to assist and support management and make significant contributions to the company’s success; and
•an understanding of the fiduciary responsibilities required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
If the Governance Committee determines that an additional or replacement director is required, the Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Governance Committee, the Board, or management.
The Governance Committee has discretion to decide which individuals to recommend for nomination as directors, and the Board has the final authority in determining the selection of director candidates for nomination to the Board. After completing its review and evaluation of director candidates, the Governance Committee and the Board unanimously recommends all eight of the director nominees for election named in this proxy statement.

Director Independence
To be considered independent for purposes of Rule 10A-3 and Nasdaq rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
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The Board undertook a review of the independence of our directors and considered whether any director has a material relationship with the company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of Mr. Blaszyk, Gen. Clark, Mses. Cohen and Selecky, and Dr. Maxwell, representing five of our eight directors, is independent as that term is defined by the SEC and Nasdaq rules. In addition, former director Mr. Brennan had served as a director during the fiscal year ended December 31, 2024 up until his resignation effective February 7, 2025. During such time, the Board determined that Mr. Brennan was independent.
In making these determinations, the Board considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of the company’s capital stock by each non-employee director.
In addition, our Corporate Governance Guidelines require that each independent member of the Board: (i) shall not have and have not been at any time during the past five years, an employee of the company; (ii) shall have received only de minimis remuneration from service as (or compensation paid to an entity the director is an officer of or controls) an advisor, consultant, or legal counsel to the company and/or its senior management for the preceding three years; (iii) shall have no personal service contract(s) with the company or a member of its senior management; and (iv) shall have no business relationships with the company during preceding three years that required the company to make a disclosure under Regulation S-K of the Exchange Act (other than directorship/de minimis remuneration).

Prohibited Trading Activities
Under our Insider Trading Policy, all Board members, employees, consultants and certain other service providers are prohibited from participating directly or indirectly in transactions involving trading activities in the company’s securities that, by their nature, are aggressive or speculative, or may give rise to an appearance of impropriety. Such service providers may not:
•engage in short sales (sales of stock that the seller does not own or a sale that is completed by delivery of borrowed stock) with respect to the company’s securities;
•engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the company’s stock;
•purchase or pledge the company’s securities on margin or as collateral to secure a loan or other obligation, except with prior Board approval; or
•enter into any derivative or similar transactions with respect to the company’s securities.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee, or other Board committees performing equivalent functions (or in the absence of any such committee, the entire Board), or as a director of any entity that has one or more executive officers serving on the Compensation Committee or the Board. None of the members of the Compensation Committee during the fiscal year ended December 31, 2024, which included Dr. Maxwell, Mr. Blaszyk and Ms. Selecky, has been an officer or employee of the company.
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Proposal 2 – Approval of the ImmunityBio, Inc. 2025 Equity Incentive Plan
The company’s stockholders are also being asked to consider and vote upon a proposal to approve the company’s 2025 Equity Incentive Plan, which is referred to herein as the 2025 Plan. The Board approved the 2025 Plan on April 28, 2025, subject to stockholder approval. If stockholders approve this proposal, the 2025 Plan will become effective upon such approval. If the 2025 Plan is not approved by the stockholders, it will not become effective and no awards will be granted thereunder. The 2025 Plan is described in more detail below and a copy of the 2025 Plan is set forth in this proxy statement as Appendix A.
General Information. The Board has adopted and approved the 2025 Plan to permit the company to continue to use stock-based compensation to align stockholder and participant interests and to motivate participants providing services to the company. The company’s stock-based compensation program is currently operated under the company’s 2015 Equity Incentive Plan (the Prior Plan), which is scheduled to expire in July 2025. Upon approval of the 2025 Plan by the company’s stockholders, no new awards will be granted under the Prior Plan.
The 2025 Plan Will Allow the Company to Effectively Recruit and Retain Key Talent. The Board recommends that stockholders approve the 2025 Plan because it believes the company’s ability to grant equity-based awards is crucial in allowing the company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interest of both the company and its stockholders to strengthen the company’s ability to attract, retain and motivate employees, officers, non-employee directors and certain other service providers and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the company’s stockholders.
The 2025 Plan sets reasonable annual limits on the awards that non-employee directors may receive and updates the company’s stock-based compensation program to reflect best practices in corporate governance, as further described below.
Promotion of Good Corporate Governance Practices. The Board and the Compensation Committee believe the use of stock-based incentive awards promotes best practices in corporate governance by maximizing stockholder value. By providing participants in the 2025 Plan with a stake in the company’s success, the interests of the participants are aligned with those of the company’s stockholders. Specific features of the 2025 Plan that are consistent with good corporate governance practices include, but are not limited to:
•Administration. The Board has delegated primary administration authority to the Compensation Committee, which consists entirely of independent non-employee directors.
•Annual Limits on Compensation to Non-Employee Directors. The 2025 Plan sets reasonable annual limits as to the cash compensation and awards that non-employee directors may receive during each fiscal year.
•Limited transferability. Awards under the 2025 Plan generally may not be sold, assigned, transferred, pledged, or otherwise alienated, unless otherwise approved by the administrator.
•Forfeiture Events. Each award under the 2025 Plan will be subject to any clawback policy that, in the future, the company is required by applicable stock exchange rules or applicable laws to adopt (including any such clawback policy that is adopted after the grant of the award), and the administrator may require a participant to forfeit, return, or reimburse the company for all or a portion of the award and any amounts paid under the award in order to comply with the clawback policy or applicable laws.
The Share Reserve Will Meet the Company Equity Needs. If our stockholders approve the 2025 Plan, and subject to adjustment upon certain changes in our capitalization as described in the 2025 Plan, the maximum number of shares of common stock that will be available for issuance under the 2025 Plan will be (i) 46,088,027 shares of common stock, plus (ii) any shares subject to awards granted under the Prior Plan that, on or after the date of stockholder approval of the 2025 Plan, expire or terminate without having been exercised in full, are tendered to or withheld for payment of an exercise price or for tax withholding obligations, or are forfeited or repurchased due to failure to vest, with a maximum number of shares that may be added to the 2025 Plan pursuant to this subsection (ii) equal to 32,856,175 shares.
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The Compensation Committee and Board considered the following when determining the number of shares to reserve for issuance under the 2025 Plan:
The Prior Plan Is Set to Expire. The Prior Plan will expire in July 2025 pursuant to its terms.
Number of Shares Remaining under the Prior Plan. As of March 31, 2025, the number of shares available for issuance under the Prior Plan was 11,392,272 shares, plus any shares subject to outstanding equity awards granted that return to the Prior Plan due to expiration, termination, forfeiture, or repurchase thereof, or shares withheld by us to pay the exercise price or satisfy tax withholding obligations thereon pursuant to the terms of the Prior Plan. As of March 31, 2025, options to purchase an aggregate of 25,178,817 shares of the company’s common stock were outstanding under the Prior Plan, with a weighted average exercise price of $6.19 per share and a weighted average remaining contractual life of 8.2 years. In addition, as of March 31, 2025, 7,373,113 restricted stock units (RSUs) were outstanding under the Prior Plan with a weighted average remaining vesting period of 2.5 years.
Overhang. The following table summarizes our current overhang as of March 31, 2025:

	Number of Shares (1) (#)	Common Shares Outstanding (%)

Outstanding stock options	25,457,673	3.0%
Outstanding RSUs	9,230,859	1.1%
Remaining shares available for grant	11,392,272	1.3%
Total current overhang	46,080,804	5.4%
Proposed increase in share reserve	35,000,000	4.1%
Total overhang after proposed increase in share reserve	81,080,804	9.5%
_______________
(1)Amounts shown include awards granted under the Prior Plan as well as awards granted by NantCell, Inc. (formerly known as ImmunityBio, Inc., a private company) under the Amended and Restated ImmunityBio, Inc. 2015 Stock Incentive Plan (the 2015 NC Plan).
Historical Grant Practices. The Compensation Committee and Board considered the number of equity awards that we granted since our initial public offering (IPO). Since our IPO, which was completed in July 2015, we granted equity awards under the Prior Plan totaling approximately 48,282,553 shares through March 31, 2025.
External Factors. In determining the number of shares to request for approval under the 2025 Plan, the Compensation Committee and Board also considered various other factors, including the current stock price of the company’s common stock, prior grants made under the plans, and guidance from Mercer, the Compensation Committee’s independent compensation consultant.
After consideration of these factors, the Compensation Committee determined that the approved share reserve described above would be appropriate to be able to properly incentivize future and current employees, at least for the immediate term. We anticipate that the shares reserved under the 2025 Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the 2025 Plan for approximately five years. However, future circumstances and business needs, such as higher than expected headcount increases and competitive pressures for attracting and retaining service providers, may result in a significant increase in projected equity award grants.
As noted above, the Prior Plan will expire in July 2025. If stockholders do not approve the 2025 Plan, in order to remain competitive in hiring and retaining high quality employees, it may become necessary to replace components of compensation previously awarded as equity with cash. We do not believe increasing cash compensation to make up for any shortfall in equity compensation would be practical or advisable because we believe that a combination of equity
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awards and cash compensation provide a more effective compensation strategy than cash alone for attracting, retaining and motivating our employees for the long term and aligning employees’ and stockholders’ interests. In addition, any significant increase in cash compensation in lieu of equity awards could substantially increase our cash operating expenses and increase the negative cash flows from our operations, which could adversely affect our results of operations and business strategy, including without limitation, the continued commercialization of our approved product and funding of our ongoing research and development efforts for our product candidates.
Summary of the 2025 Plan. The Board adopted the 2025 Plan on April 28, 2025, subject to stockholder approval. The 2025 Plan permits the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-statutory stock options, restricted stock, RSUs, stock appreciation rights, and performance awards to our employees, directors and consultants and our subsidiary corporations’ employees and consultants. As of March 31, 2025, we had five non-employee directors and approximately 671 employees, including our employee directors.
Purposes of the 2025 Plan. The purpose of the 2025 Plan is to enable us to grant equity awards: to attract and retain personnel for positions with the company, any parent or subsidiary of the company, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the company (the company group); to provide additional incentive to employees, directors, and consultants; and to promote the success of the company’s business. These incentives are provided through the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, RSUs, or performance awards.
Authorized Shares. If our stockholders approve the 2025 Plan, and subject to adjustment upon certain changes in our capitalization as described in the 2025 Plan, the maximum number of shares of common stock that will be available for issuance under the 2025 Plan will be (i) 46,088,027 shares of common stock, plus (ii) any shares subject to awards granted under the Prior Plan that, on or after the date of stockholder approval of the 2025 Plan, expire or terminate without having been exercised in full, are tendered to or withheld for payment of an exercise price or for tax withholding obligations, or are forfeited or repurchased due to failure to vest, with a maximum number of shares that may be added to the 2025 Plan pursuant to this subsection (ii) equal to 32,856,175 shares.
If an award of options or stock appreciation rights expire or become unexercisable without having been exercised in full or is surrendered pursuant to an exchange program, the unissued shares subject to such awards will become available for future issuance under the 2025 Plan. Shares issued upon the exercise of a stock appreciation right (i.e., the net shares issued) will not become available for future issuance under the 2025 Plan; all remaining shares originally subject to such stock appreciation right will become available for future issuance under the 2025 Plan. Shares issued pursuant to awards of restricted stock, RSUs or stock-settled performance awards that are reacquired by, or forfeited by the company due to failure to vest will become available for future issuance under the 2025 Plan. Shares used to pay the exercise price of an award or to satisfy tax withholding obligations related to an award will become available for future issuance under the 2025 Plan. If any portion of any award under the 2025 Plan is paid to a participant in cash rather than shares, that cash payment will not reduce the number of shares issuable under the 2025 Plan, and if such award was denominated in shares, the underlying shares will become available for future issuance under the 2025 Plan.
The maximum number of shares that may be issued upon the exercise of incentive stock options is equal to 300% of the aggregate number of shares reserved for issuance under the 2025 Plan. Additionally, if the administrator of the 2025 Plan grants awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or that becomes part of any member of the company group, the grant of such substitute awards will not decrease the number of shares available for issuance under the 2025 Plan.
As of April 21, 2025, the closing price of a share of our common stock on the Nasdaq was $2.51.
Plan Administration. The Board or a committee appointed by the Board will administer the 2025 Plan. To the extent permitted by applicable laws, the Board or its designated committee may delegate to one or more individuals the authority to exercise some or all powers of the administrator, which administrative authority shall be non-exclusive and revocable by the Board or its committee. Different administrators may administer the 2025 Plan with respect to different groups of employees, directors, and consultants. The Compensation Committee will initially administer the 2025 Plan.
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Subject to the provisions of the 2025 Plan, the administrator has the power to administer the 2025 Plan and make all determinations deemed necessary or advisable for administering the 2025 Plan, including but not limited to, the power to determine the fair market value of the company’s common stock, approve forms of award agreements for use under the 2025 Plan, select the service providers to whom awards may be granted, determine the number of shares covered by each award, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), temporarily suspend the exercisability of any award for administrative purposes or to comply with applicable laws, construe and interpret the terms of the 2025 Plan and awards granted under it, establish, amend and rescind rules and adopt sub-plans relating to the 2025 Plan, interpret, modify or amend each award, including but not limited to extend the post-termination exercisability period and maximum term of awards, allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award, and to determine the form of settlement of awards. The administrator also has the authority to unilaterally allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type, and/or cash or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and will be given the maximum deference under applicable laws.
Stock Options. Stock options may be granted under the 2025 Plan. The exercise price of options granted under the 2025 Plan must at least be equal to the fair market value of our common stock on the date of grant, with certain exceptions in respect of options granted pursuant to a transaction described in Section 424(a) of the Code, or for participants located in a non-U.S. jurisdiction who are, to the knowledge of the company, not subject to U.S. income tax. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, check, promissory note, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 6 months, or such longer period of time stated in his or her option agreement. In all other cases, the option will generally remain exercisable for 30 days following the termination of service, or such longer period of time stated in a participant’s option agreement. However, in no event may an option be exercised later than the expiration of its term and options may sooner terminate upon a termination of service for cause. If exercising an option prior to its expiration is not permitted due to applicable laws other than the rules of any stock exchange or quotation system on which our common stock is listed or quoted, an option will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions, provided that such tolling of expiration will not apply to participants who are U.S. taxpayers if such tolling would result in a violation of Section 409A of the Code and would result in additional taxation thereunder. Subject to the provisions of the 2025 Plan, the administrator determines the other terms of options.
Stock Appreciation Rights. Stock appreciation rights may be granted under the 2025 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The term of a stock appreciation right will be set forth in an applicable award agreement. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement, subject to the minimum post-termination exercise periods described above with respect to stock options. In no event may a stock appreciation right be exercised later than the expiration of its term, provided that the same tolling provisions described with respect to stock options shall apply to stock appreciation rights granted under the 2025 Plan. Subject to the provisions of the 2025 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant, other than pursuant to the same exceptions described above with respect to stock options granted under the 2025 Plan.
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Restricted Stock. Restricted stock may be granted under the 2025 Plan. Restricted stock awards are grants of shares of our common stock that are subject to forfeiture and vesting in accordance with the forfeiture and vesting terms and conditions established by the administrator, if any. For clarity, restricted stock may be granted without forfeiture or vesting conditions (e.g., in the form of fully vested stock bonuses). The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2025 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions for lapse of the restriction on the shares it determines to be appropriate, if any. Recipients of restricted stock awards generally will have voting and dividend or distribution rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise, provided that any such dividends and distributions will be subject to the same vesting and forfeiture conditions as the shares with respect to which they are paid. Shares of restricted stock as to which the applicable restrictions have not lapsed are subject to our right of repurchase or forfeiture.
Restricted Stock Units. RSUs may be granted under the 2025 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of the 2025 Plan, the administrator will determine the terms and conditions of RSUs, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us), if any, and the form and timing of payment.
Performance Awards. Performance awards may be granted under the 2025 Plan. Performance awards are awards that will result in a payment to a participant only if performance objectives established by the administrator are achieved or the awards otherwise vest. The administrator will specify any time period during which any performance objectives or other vesting provisions, if any, will be measured, and such other terms, as specified in the applicable award agreement. The administrator may set performance objectives based on the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. Each performance award’s threshold, target and maximum payout values will be established by the administrator on or before the grant date. The administrator, in its sole discretion, may pay out earned performance awards in cash, shares, or in some combination thereof.
Non-employee Directors. All outside (non-employee) directors will be eligible to receive all types of awards (except for incentive stock options) under the 2025 Plan. To provide a maximum limit on the cash retainer fees and equity awards that can be made to non-employee directors, the 2025 Plan provides that in any given fiscal year, a non-employee director may not be paid, issued or granted cash retainer fees and equity awards with an aggregate value greater than $750,000 (increased to $1,000,000 in connection with the non-employee director’s initial year of service), with the value of each equity award based on its grant date fair value (as determined according to U.S. GAAP) for purposes of this limit. Any cash compensation paid, or awards granted to an individual for his or her services as an employee or consultant (other than as a non-employee director) will not count toward this limit.
Non-transferability of Awards. Unless the administrator provides otherwise, or otherwise required by applicable laws, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the administrator makes an award transferable, the award will be limited by any additional terms and conditions imposed by the administrator. Any unauthorized transfer of an award will be void.
Certain Adjustments. If any extraordinary dividend or distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the company, other change in the corporate structure of the company affecting the shares of common stock, or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (ASC Topic 718), Stock Compensation (or any of its successors), affecting the shares of common stock occurs, to prevent diminution or enlargement of the benefits or potential benefits available under the 2025 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2025 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in the 2025 Plan.
Dissolution or Liquidation. In the event of the company’s proposed liquidation or dissolution, the administrator will notify participants in writing or electronically prior to the effective date of the proposed transaction and, to the extent not previously exercised, all awards will terminate immediately prior to the consummation of such proposed action.
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Change in Control. The 2025 Plan provides that in the event of a merger or change in control, as defined under the 2025 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent, including providing that awards be continued by the successor corporation or a parent or subsidiary of the successor corporation (or an affiliate thereof) or that the vesting of any such awards may accelerate automatically upon consummation of a transaction. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type similarly. The administrator may take different actions with respect to the vested and unvested portions of an award. The administrator has the authority to, without consent, modify awards in connection with a change in control or merger in a manner that causes the awards to lose their tax-preferred status or restart any holding or other period required to achieve beneficial tax treatment, to terminate any right a participant has to exercise an option or stock appreciation right prior to vesting in the shares of common stock subject to the award, so that following the closing of the transaction the award may only be exercised to the extent it is vested; to reduce the exercise price subject to the award in a manner that is disproportionate to the increase in the number of shares of common stock subject to the award, as long as the amount that would be received upon exercise of the award immediately before and immediately following the closing of the transaction is equivalent and the adjustment complies with applicable laws; and to suspend a participant’s right to exercise an option during a limited period of time preceding and or following the closing of the transaction without participant’s consent if such suspension is administratively necessary or advisable to permit or facilitate the closing of the transaction.
If a successor corporation does not continue an award, or some portion of such award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period. For awards granted to an outside director, in the event of a change in control, the outside director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and, for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
Clawback. All awards under the 2025 Plan will be subject to recoupment under any clawback policy that the company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired shares of the company’s common stock or other cash or property. The administrator may specify in an award agreement that a participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award.
Amendment or Termination. The administrator will have the authority to amend, suspend or terminate the 2025 Plan, provided such action will not impair the existing rights of any participant. The 2025 Plan provides that certain amendments shall not be deemed to materially impair an award, including amendments specifically permitted by the 2025 Plan, amendments intended to preserve or which impair the qualified status of an incentive stock option, and amendments meant to clarify the manner of exemption from or compliance with Section 409A of the Code. The 2025 Plan will automatically terminate in 2035, unless we terminate it sooner.
Summary of U.S. Federal Income Tax Consequences. The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2025 Plan. The summary is based on existing U.S. laws and regulations as of April 21, 2025, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
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Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a disqualifying disposition), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes of the alternative minimum tax rules.
Non-statutory Stock Options. A participant generally recognizes no taxable income as a result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a non-statutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a non-statutory stock option or the sale of the shares acquired through the exercise of the non-statutory stock option.
Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares will be taxed as capital gain or loss.
Restricted Stock Awards. A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded RSUs generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received will be taxed as capital gain or loss.
Performance Awards. A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
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Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2025 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Medicare Surtax. In addition, a participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares issued pursuant to awards granted under the 2025 Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to the company’s Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND IMMUNITYBIO WITH RESPECT TO AWARDS UNDER THE 2025 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits. The company’s executive officers and directors have an interest in the approval of the 2025 Plan because they are eligible to receive equity awards under the 2025 Plan.
The number of awards that an employee, director, or consultant may receive under the 2025 Plan is at the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the Prior Plan during the fiscal year ended December 31, 2024 to each of our named executive officers (NEOs); all executive officers, as a group; all directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; (iii) the aggregate number of shares subject to RSUs granted under the Prior Plan during the fiscal year ended December 31, 2024 to each of our NEOs; all executive officers, as a group; all directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (iv) the grant date value of option and RSU awards granted under the Prior Plan during the fiscal year ended December 31, 2024.

Name of Individual or Group	Shares Subject to Options Granted (#)	Average Per Share Exercise Price of Options Granted ($)	Shares Subject to Stock Awards Granted (#)	Grant Date Fair Value of Option and Stock Awards ($) (1)

Richard Adcock	1,591,463	5.24	457,317	9,611,108
David Sachs	424,390	5.24	121,951	2,562,960
Patrick Soon-Shiong	1,193,597	5.24	342,987	7,208,326
All executive officers, as a group	3,209,450	5.24	922,255	19,382,394
All directors who are not executive officers, as a group	624,944	5.17	45,731	3,361,105
All employees who are not executive officers, as a group	2,661,427	5.24	2,401,613	23,089,719
_______________
(1)Amounts shown represent the grant date fair value of option and RSU awards determined in accordance with ASC Topic 718.
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As of April 21, 2025, the closing price of a share of our common stock on the Nasdaq was $2.51.
Required Vote
Approval of the ImmunityBio, Inc. 2025 Equity Incentive Plan requires the affirmative “FOR” vote of a majority of the shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE IMMUNITYBIO, INC. 2025 EQUITY INCENTIVE PLAN.

Executive Compensation

Our Current Named Executive Officers
The names of our executive officers, their ages, and their positions with the company as of April 29, 2025 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Richard Adcock	56	Chief Executive Officer and President
David Sachs	47	Chief Financial Officer
Patrick Soon-Shiong, M.D., FRCS (C), FACS	72	Founder, Global Chief Scientific and Medical Officer
Richard Adcock. See “Election of Directors—Director Biographies.”
David Sachs has served as our Chief Financial Officer since March 2021. He previously served as the chief financial officer of NantCell, Inc. from July 2019 to March 2021. He also served as chief financial officer of Integrity Healthcare, LLC (a NantWorks subsidiary) from February 2018 to August 2020. From April 2011 to June 2019, he held various executive positions at NantWorks and its subsidiaries, including serving as chief financial officer of NantHealth, Inc. from 2013 to 2015. Prior to NantWorks, he served in business development roles at Celgene Corporation and Abraxis BioScience and as an investment banker with Bank of America Merrill Lynch. Mr. Sachs received his B.A. in Economics from the University of California at Los Angeles and his M.B.A. in Finance and Strategy from the UCLA Anderson School of Management.
Patrick Soon-Shiong, M.D., FRSC (C), FACS. See “Election of Directors—Director Biographies.”

Processes and Procedures for Executive Compensation
The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to oversight of the compensation of the company’s Chief Executive Officer and other executive officers, including reviewing and approving, or making recommendations to the Board with respect to, the compensation, plans, policies and programs for the Chief Executive Officer and other executive officers and administering the equity compensation plans for the company’s executive officers and employees.
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The Compensation Committee annually reviews the compensation, plans, policies and programs for the Chief Executive Officer and our other executive officers. In connection therewith, the Compensation Committee generally considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of the Chief Executive Officer. In particular, the Compensation Committee considers the recommendations of the company’s Chief Executive Officer when reviewing base salary and incentive performance compensation levels of executive officers and when setting specific individual and corporate performance targets under our incentive bonus plan for executive officers, as applicable. The company’s Chief Executive Officer has no input and is not present during voting or deliberations about his or her compensation. The Compensation Committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
Consistent with the prior year, the Compensation Committee engaged Mercer as an independent outside compensation consultant to perform compensation advisory services during 2024 and to provide information, recommendations and other advice relating to director and executive compensation. Mercer served and continues to serve at the discretion of the Compensation Committee. The Compensation Committee has reviewed the independence of Mercer’s advisory role relative to the consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Compensation Committee determined that no conflict of interest arose from the work performed by Mercer during the fiscal year ended December 31, 2024.

Employment Arrangements with Our Current Named Executive Officers
Richard Adcock
On October 20, 2020, we entered into an Offer of Employment letter with Mr. Adcock pursuant to which he agreed to serve as the company’s Chief Executive Officer. Mr. Adcock is eligible to participate in the company’s annual bonus plan with an initial target bonus of 50% of his then-current annual base salary. Bonuses awarded under the company’s bonus plan are based on established performance criteria; however, the Compensation Committee ultimately exercises discretion over awards made under the plan. In order to receive any bonus payment, Mr. Adcock must remain continuously employed through, and still be employed by the company on, the date any such bonus is paid. As of April 29, 2025, Mr. Adcock’s annual base salary is $835,800 and his target bonus is 75%.
Mr. Adcock is eligible to receive annual equity-based awards under the company’s 2015 Plan, including awards subject to performance-based vesting conditions.
For additional information regarding Mr. Adcock’s equity awards, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Mr. Adcock is eligible to participate in any regular health insurance, retirement, and other benefit plans established by the company for its employees from time to time. The company will also reimburse Mr. Adcock for costs associated with his two current life insurance policies.
If Mr. Adcock’s employment is terminated without “cause” (as such term is defined in his Offer of Employment letter), he will receive a single cash payment equal to 12 months of his then-current annual base salary, less all applicable federal, state, and local withholding and deductions. Such payment will be made within 2.5 months following the date on which termination occurs, subject to his timely execution and non-revocation of a release of claims in a form reasonably satisfactory to the company.
David Sachs
On August 3, 2020, NantCell, Inc. entered into an Offer of Employment letter with Mr. Sachs (who previously provided services through a shared services agreement with NantWorks) as its chief financial officer. In connection with the Merger, Mr. Sachs became the company’s Chief Financial Officer effective March 9, 2021. Mr. Sachs is eligible to participate in the company’s annual bonus plan with a target bonus of 50% of his then-current annual base salary. Bonuses awarded under the company’s bonus plan are based on established performance criteria; however, the Compensation Committee ultimately exercises discretion over awards made under the plan. In order to receive any
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bonus payment, Mr. Sachs must remain continuously employed through, and still be employed by the company on, the date any such bonus is paid. As of April 29, 2025, Mr. Sachs’ annual base salary is $592,619.
Mr. Sachs is eligible to receive annual equity-based awards under the 2015 Plan, including awards subject to performance-based vesting conditions.
For additional information regarding Mr. Sach’s equity awards, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Mr. Sachs is eligible to participate in any regular health insurance, retirement, and other benefit plans established by the company for its employees from time to time.
Mr. Sachs is also eligible for a severance payment if the company terminates his employment without “cause” or if he resigns for “good reason” (each as defined in his Offer of Employment Letter) (the Severance Payment). The Severance Payment will be equal to: (i) 83.33% of his then-current base salary (i.e., 10 months of severance) plus (ii) a prorated bonus paid out at 100% of his target annual bonus (i.e., the target 50% bonus) for the calendar year in which the termination occurs, less all applicable federal, state, and local withholding and deductions. Such payment will be made within 60 days following the date on which termination occurs, subject to his timely execution and non-revocation of a release of claims in a form reasonably satisfactory to the company.
Patrick Soon-Shiong
On August 11, 2021, the Board appointed Dr. Soon-Shiong as Global Chief Scientific and Medical Officer of the company. Dr. Soon-Shiong is eligible to participate in the company’s annual bonus plan with an initial target bonus of 50% of his then-current annual base salary. Bonuses awarded under the company’s bonus plan are based on established performance criteria; however, the Compensation Committee ultimately exercises discretion over awards made under the plan. In order to receive any bonus payment, Dr. Soon-Shiong must remain continuously employed through, and still be employed by the company on, the date any such bonus is paid. As an employee of the company, he does not receive compensation for his service as a director under the company’s Director Compensation Program. As of April 29, 2025, Dr. Soon-Shiong’s annual base salary is $652,050 and his target bonus is 75%.
Dr. Soon-Shiong is eligible to receive annual equity-based awards under the 2015 Plan, including awards subject to performance-based vesting conditions.
For additional information regarding Dr. Soon-Shiong’s equity awards, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Dr. Soon-Shiong is eligible to participate in any regular health insurance, retirement, and other benefit plans established by the company for its employees from time to time.

2024 Bonus Plan
The company provides annual cash incentive compensation to our NEOs based on their meeting of one or more corporate performance objectives established pursuant to the Executive Incentive Compensation Plan initially adopted by our predecessor company, Conkwest, Inc. in July 2015. The performance objectives that the NEOs must meet change from year to year as market conditions evolve and different priorities are established, but the Compensation Committee selects challenging goals that are achievable only by strong performance.
All of the company’s NEOs participated in its annual short term incentive plan for the fiscal year ended December 31, 2024 (the 2024 Bonus Plan), which provided them with an opportunity to receive formula-based incentive amounts. These NEOs’ target bonus opportunities under the 2024 Bonus Plan are expressed as a percentage of each NEO’s annual base salary. The target bonus opportunity for Mr. Adcock was 75%, for Mr. Sachs was 50%, and for Dr. Soon-Shiong was 75% for the fiscal year ended December 31, 2024.
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For 2024, the categories of performance metrics for which achievement was measured to determine bonuses were as follows:
•Financing goals
•Regulatory and product goals
•Clinical development goals
•Commercial readiness goals
•Human capital goals
In February 2025, the Compensation Committee determined that the company met or exceeded most of its goals. In light of its review of such accomplishments in fiscal year 2024, the Compensation Committee approved a bonus payout based on achievement of performance metrics at 80.0% of target for each of Messrs. Adcock and Sachs, and Dr. Soon-Shiong reflecting actual achievement against the pre-established objective performance metrics under the 2024 Bonus Plan. The amounts in the Summary Compensation Table under Column (g) “Non-Equity Incentive Plan Compensation” are based on the NEO’s target bonus amount multiplied by the performance metric achievement percentage set by the Compensation Committee. See Note 5 to the “Summary Compensation Table” for additional information regarding our 2024 performance-based cash awards.

Merger or Change in Control
2015 Equity Incentive Plan
The 2015 Plan provides that in the event of a merger or change in control, as defined under the 2015 Plan, each then outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.
2015 NantCell Stock Incentive Plan
The 2015 NC Plan provides that in the event of a corporate transaction, as defined in the 2015 NC Plan, each outstanding award will terminate effective upon the consummation of such corporate transaction, except to the extent assumed or replaced in connection with such corporate transaction. The administrator may provide that awards granted under the 2015 NC Plan become vested and exercisable in connection with such a corporate transaction and release such awards from restrictions on transfer and repurchase or forfeiture rights.

Other Compensation Policies

Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code, generally limits the amount a public company may deduct for federal income taxes purposes for compensation paid to its chief executive officer, chief financial officer, and certain other executive officers up to $1 million per executive office per year. As a publicly-traded company, the Compensation Committee is mindful of the benefits of full deductibility of compensation, and intends to operate our executive compensation program to be most efficient and effective for our stockholders, which may include compliance with Section 162(m) of the Code.
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The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to additional excise taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, Stock Compensation, the standard which governs the accounting treatment of stock-based compensation awards.
The grant date fair value of our share-based payment awards is reported in the Summary Compensation Table below (or the year-end fair value or vesting date fair value in the case of the Pay Versus Performance Tables), even though recipients may never realize any value from their equity awards.

Executive Compensation Clawback Policy
Effective as of November 29, 2023, the Board adopted a compensation recovery policy, a copy of which was filed as an exhibit to our Annual Report for the fiscal year ended December 31, 2023. The compensation recovery policy is intended to further the company’s pay-for-performance philosophy and to comply with applicable SEC and Nasdaq requirements by providing for the reasonably prompt recovery (i.e., a clawback) of certain executive compensation in the event of an accounting restatement. The application of the compensation recovery policy to executive officers is not discretionary, with limited exceptions, and applies without regard to whether an executive officer was at fault.
Executive Compensation Tables

Summary Compensation Table
The following table provides information regarding the compensation of our principal executive officer and our next two most highly compensated executive officers during the fiscal year ended December 31, 2024, together referred to as our NEOs, for the fiscal years ended December 31, 2024, 2023 and 2022. Our NEOs are our only executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (2) (d)	Stock Awards ($) (3) (e)	Option Awards ($) (4) (f)	Non-Equity Incentive Plan Compensation ($) (5) (g)	All Other Compensation ($) (6) (i)	Total ($) (j)

Richard Adcock	2024	802,123	—	2,396,341	7,214,767	477,600	64,044	10,954,875
Chief Executive Officer and President	2023	796,000	298,500	—	—	—	62,403	1,156,903
	2022	790,760	—	—	3,159,057	—	58,690	4,008,507
David Sachs	2024	574,515	—	639,023	1,923,937	230,143	13,989	3,381,607
Chief Financial Officer	2023	537,525	273,980	233,457	—	—	13,120	1,058,082
	2022	521,039	—	—	1,128,235	—	12,288	1,661,562
Patrick Soon-Shiong, M.D.	2024	625,777	—	1,797,252	5,411,074	372,600	13,991	8,220,694
Global Chief Scientific and Medical Officer	2023	621,000	232,875	—	—	—	11,465	865,340
	2022	616,962	—	—	3,159,057	—	12,232	3,788,251
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_______________
(1)Amounts shown in Column (c) for the fiscal year ended December 31, 2024 reflect the base salary earned during the year, including salary increases effective during the year, if any.
(2)Amounts shown in Column (d) for the fiscal year ended December 31, 2023 reflect discretionary cash bonuses awarded by the Compensation Committee (75.0% of target for Mr. Adcock and Dr. Soon-Shiong, respectively, and 100.0% of target for Mr. Sachs) earned in 2023 that were paid in 2024 based on the performance of each NEO in 2023 and after taking any relevant factors into consideration. No discretionary cash bonuses were earned by our NEOs during the fiscal years ended December 31, 2024 and 2022.
(3)Amounts shown in Column (e) reflect the grant date fair value of RSU awards calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with ASC Topic 718. The company did not grant RSU awards to Mr. Adcock and Dr. Soon-Shiong during the fiscal year ended December 31, 2023 and did not grant any RSU awards to any of our NEOs during the fiscal year ended December 31, 2022.
(4)Amounts shown in Column (f) reflect the grant date fair value of option awards as determined in accordance with ASC Topic 718. The company did not grant option awards to Messrs. Adcock and Sachs and Dr. Soon-Shiong during the fiscal year ended December 31, 2023.
(5)Amounts shown in Column (g) for the fiscal year ended December 31, 2024 reflect performance-based cash awards awarded by the Compensation Committee (80.0% of target for Messrs. Adcock and Sachs, and Dr. Soon-Shiong) earned in 2024 that were paid in 2025 based on metrics in the 2024 Bonus Plan. No performance-based cash awards were earned by our NEOs during the fiscal years ended December 31, 2023 and 2022. See “2024 Bonus Plan” for additional information regarding our 2024 performance-based cash awards.
(6)See “All Other Compensation – Other Compensation and Perquisites” below for a description of amounts received by our NEOs for the fiscal year ended December 31, 2024.

All Other Compensation – Other Compensation and Perquisites
The following table provides the detail of all other compensation provided to our NEOs during the fiscal year ended December 31, 2024:

Name	Company Contributions to Retirement Plans (1) ($)	Reimbursement of Personal Life Insurance Premiums (2) ($)	Total ($)

Richard Adcock	14,045	49,999	64,044
David Sachs	13,989	—	13,989
Patrick Soon-Shiong	13,991	—	13,991
_______________
(1)Amounts shown reflect employer contributions made to the company’s 401(k) plan for our NEOs.
(2)Amount shown reflects reimbursement of premiums associated with Mr. Adcock’s personal life insurance policies pursuant to the terms of his Offer of Employment letter dated October 20, 2020 and related tax neutrality payments to make such reimbursements tax neutral to Mr. Adcock.
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Grants of Plan-Based Awards
The following table sets forth summary information regarding grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2024:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name (a)	Grant Date (b)		Target ($) (d)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Share) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)

Richard Adcock	2/22/2024	(1)	597,000
	2/22/2024	(2)		457,317			2,396,341
	2/22/2024	(3)			1,591,463	5.24	7,214,767
David Sachs	2/22/2024	(1)	287,679
	2/22/2024	(4)		121,951			639,023
	2/22/2024	(5)			424,390	5.24	1,923,937
Patrick Soon-Shiong	2/22/2024	(1)	465,750
	2/22/2024	(6)		342,987			1,797,252
	2/22/2024	(7)			1,193,597	5.24	5,411,074
_______________
(1)Amounts shown in Column (d) represent performance-based cash awards granted under the company’s performance bonus plan shown at 100% of target calculated as follows: for Mr. Adcock, 75% of his annual salary ($796,000); for Mr. Sachs, 50% of his annual salary ($575,358); and Dr. Soon-Shiong, 75% of his annual salary ($621,000). The company’s non-equity incentive plan for 2024 does not have a threshold or maximum payout. Performance-based cash awards earned by Messrs. Adcock and Sachs and Dr. Soon-Shiong during the fiscal year ended December 31, 2024 that were paid in 2025 are described in Note 5 of the Summary Compensation Table. See “2024 Bonus Plan” for additional information regarding our 2024 performance-based cash awards.
(2)Amount shown in Column (i) represents an RSU award of 457,317 shares granted to Mr. Adcock by the Compensation Committee of the Board pursuant to the 2015 Plan. Subject to Mr. Adcock continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date, 33.33% of the shares subject to the RSU award shall vest in equal annual installments on each of the first and second anniversaries of the vesting commencement date and 33.34% of the shares subject to the RSU award shall vest on the third anniversary of the commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date. The vesting commencement date for the RSU award is February 22, 2024.
Amount shown in Column (l) represents the grant date fair value of RSU awards determined in accordance with ASC Topic 718 based on the number of RSU awards granted multiplied by $5.24 per share, the closing price of the company’s common stock as reported on the Nasdaq on February 22, 2024, the date of grant.
(3)Amount shown in Column (j) represents an option award to purchase 1,591,463 shares of the company’s common stock granted to Mr. Adcock by the Compensation Committee of the Board pursuant to the 2015 Plan. Subject to Mr. Adcock continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date, 33.33% of the shares subject to the option award shall vest in equal annual installments on each of the first and second anniversaries of the vesting commencement date and 33.34% of the shares subject to the option award shall vest on the third anniversary of the commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date. The vesting commencement date for the option award is February 22, 2024.
Amount shown in Column (l) represents the grant date fair value of option awards determined in accordance with ASC Topic 718 using the Black-Scholes option pricing model with the following key assumptions: risk-free interest rate of 4.3%; expected term of 6.0 years; expected volatility of the price of our common stock of 116.4%; dividend yield of 0.0%; and an exercise price of $5.24 per share, the closing price of the company’s common stock as reported on the Nasdaq on February 22, 2024, the date of grant.
(4)Amount shown in Column (i) represents an RSU award of 121,951 shares granted to Mr. Sachs by the Compensation Committee of the Board pursuant to the 2015 Plan. Subject to Mr. Sachs continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date, 33.33% of the shares subject to the RSU award shall vest in equal annual installments on each of the first and second anniversaries of the vesting commencement date and 33.34% of the shares subject to the RSU award shall vest on the third anniversary of the commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date. The vesting commencement date for the RSU award is February 22, 2024.
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Amount shown in Column (l) represents the grant date fair value of RSU awards determined in accordance with ASC Topic 718 based on the number of RSU awards granted multiplied by $5.24 per share, the closing price of the company’s common stock as reported on the Nasdaq on February 22, 2024, the date of grant.
(5)Amount shown in Column (j) represents an option award to purchase 424,390 shares of the company’s common stock granted to Mr. Sachs by the Compensation Committee of the Board pursuant to the 2015 Plan. Subject to Mr. Sachs continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date, 33.33% of the shares subject to the option award shall vest in equal annual installments on each of the first and second anniversaries of the vesting commencement date and 33.34% of the shares subject to the option award shall vest on the third anniversary of the commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date. The vesting commencement date for the option award is February 22, 2024.
Amount shown in Column (l) represents the grant date fair value of option awards determined in accordance with ASC Topic 718 using the Black-Scholes option pricing model with the following key assumptions: risk-free interest rate of 4.3%; expected term of 6.0 years; expected volatility of the price of our common stock of 116.4%; dividend yield of 0.0%; and an exercise price of $5.24 per share, the closing price of the company’s common stock as reported on the Nasdaq on February 22, 2024, the date of grant.
(6)Amount shown in Column (i) represents an RSU award of 342,987 shares granted to Dr. Soon-Shiong by the Compensation Committee of the Board pursuant to the 2015 Plan. Subject to Dr. Soon-Shiong continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date, 33.33% of the shares subject to the RSU award shall vest in equal annual installments on each of the first and second anniversaries of the vesting commencement date and 33.34% of the shares subject to the RSU award shall vest on the third anniversary of the commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date. The vesting commencement date for the RSU award is February 22, 2024.
Amount shown in Column (l) represents the grant date fair value of RSU awards determined in accordance with ASC Topic 718 based on the number of RSU awards granted multiplied by $5.24 per share, the closing price of the company’s common stock as reported on the Nasdaq on February 22, 2024, the date of grant.
(7)Amount shown in Column (j) represents an option award to purchase 1,193,597 shares of the company’s common stock granted to Dr. Soon-Shiong by the Compensation Committee of the Board pursuant to the 2015 Plan. Subject to Dr. Soon-Shiong continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date, 33.33% of the shares subject to the option award shall vest in equal annual installments on each of the first and second anniversaries of the vesting commencement date and 33.34% of the shares subject to the option award shall vest on the third anniversary of the commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date. The vesting commencement date for the option award is February 22, 2024.
Amount shown in Column (l) represents the grant date fair value of option awards determined in accordance with ASC Topic 718 using the Black-Scholes option pricing model with the following key assumptions: risk-free interest rate of 4.3%; expected term of 6.0 years; expected volatility of the price of our common stock of 116.4%; dividend yield of 0.0%; and an exercise price of $5.24 per share, the closing price of the company’s common stock as reported on the Nasdaq on February 22, 2024, the date of grant.
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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information regarding the outstanding equity awards held by our NEOs as of December 31, 2024:

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1) (h)

Richard Adcock	750,000	—		23.72	2/5/2031
						86,214	(2)	220,708
	466,666	233,334	(3)	5.83	3/23/2032
	—	1,591,463	(4)	5.24	2/22/2034	457,317	(5)	1,170,732
David C. Sachs						75,999	(6)	194,557
	166,666	83,334	(7)	5.83	3/23/2032
	—	424,390	(8)	5.24	2/22/2034	121,951	(9)	312,195
Patrick Soon-Shiong	900,000	—		25.00	7/27/2025
	26,064	—		14.91	6/10/2031
	466,666	233,334	(3)	5.83	3/23/2032
	—	1,193,597	(10)	5.24	2/22/2034	342,987	(11)	878,047
_______________
(1)Amounts shown in Column (h) represent the market value of the unvested RSUs shown in Column (g) based on the closing price of $2.56 per share of the company’s common stock as reported on the Nasdaq on December 31, 2024.
(2)Amount shown in Column (g) represents 86,214 RSU awards granted to Mr. Adcock on March 4, 2021 that vest according to the following schedule: 34,483 of the shares subject to the RSU award shall vest on December 31, 2025 with the remaining 51,731 shares vesting on December 31, 2026, subject to Mr. Adcock remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
(3)Amount shown in Column (c) represents 233,334 option awards granted to each of Mr. Adcock and Dr. Soon-Shiong on March 23, 2022 that vest on March 23, 2025, the third and final vesting tranche of the option awards granted on such date such that all shares shall be fully vested on such third anniversary of the vesting commencement date, subject to each of Mr. Adcock and Dr. Soon-Shiong continuing to be a “service provider” (as defined in the 2015 Plan) through the vesting date.
(4)Amount shown in Column (c) represents 1,591,463 option awards granted to Mr. Adcock on February 22, 2024 that vest according to the following schedule: 530,487 options shall vest on the first (February 22, 2025) and second (February 22, 2026) anniversaries of the vesting commencement date, and 530,489 options vest on the third (February 22, 2027) anniversary of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to Mr. Adcock remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
(5)Amount shown in Column (g) represents 457,317 RSU awards granted to Mr. Adcock on February 22, 2024 that vest according to the following schedule: 152,439 of the shares subject to the RSU award shall vest on each of February 22, 2025, 2026 and 2027, subject to Mr. Adcock remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
(6)Amount shown in Column (g) represents 75,999 RSU awards granted to Mr. Sachs on March 4, 2021 that vest according to the following schedule: 30,397 of the shares subject to the RSU award shall vest on December 31, 2025 with the remaining 45,602 shares vesting on December 31, 2026, subject to Mr. Sachs remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
(7)Amount shown in Column (c) represents 83,334 option awards granted to Mr. Sachs on March 23, 2022 that vest on March 23, 2025, the third and final vesting tranche of the option awards granted on such date such that all shares shall be fully vested on such third anniversary of the vesting commencement date, subject to Mr. Sachs continuing to be a “service provider” (as defined in the 2015 Plan) through the vesting date.
(8)Amount shown in Column (c) represents 424,390 option awards granted to Mr. Sachs on February 22, 2024 that vest according to the following schedule: 141,463 options shall vest on the first (February 22, 2025) and second (February 22, 2026) anniversaries of the vesting commencement date, and 141,464 options vest on the third (February 22, 2027) anniversary of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to Mr. Sachs remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
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(9)Amount shown in Column (g) represents 121,951 RSU awards granted to Mr. Sachs on February 22, 2024 that vest according to the following schedule: 40,650 of the shares subject to the RSU award shall vest on each of February 22, 2025 and 2026 and 40,651 of the shares subject to the RSU award vest on February 22, 2027, subject to Mr. Sachs remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
(10)Amount shown in Column (c) represents 1,193,597 option awards granted to Dr. Soon-Shiong on February 22, 2024 that vest according to the following schedule: 397,865 options shall vest on the first (February 22, 2025) and second (February 22, 2026) anniversaries of the vesting commencement date, and 397,867 options vest on the third (February 22, 2027) anniversary of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to Dr. Soon-Shiong remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
(11)Amount shown in Column (g) represents 342,987 RSUs granted to Dr. Soon-Shiong on February 22, 2024 that vest according to the following schedule: 114,329 of the shares subject to the RSU award shall vest on each of February 22, 2025, 2026 and 2027, subject to Dr. Soon-Shiong remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.

Option Exercises and Stock Vested
The following table sets forth certain information concerning option exercises and stock vested for our NEOs during the fiscal year ended December 31, 2024:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (1) (d)	Value Realized on Vesting ($) (2) (e)

Richard Adcock	—	—	117,817	424,946
David Sachs	—	—	101,142	315,520
Patrick Soon-Shiong	—	—	—	—
_______________
(1)For Mr. Adcock, 60,640 shares were withheld by the company to cover his tax withholding obligations. For Mr. Sachs, 42,240 shares were withheld by the company to cover his tax withholding obligations.
(2)Amounts shown in Column (e) represents the closing price of a share of our common stock on the date of vesting multiplied by the number of RSUs vested.

Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of December 31, 2024. All outstanding option awards relate to our common stock.

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders (1), (2), (3), (4)	21,353,009	$8.00	25,433,332
Equity compensation plan not approved by security holders	—		—
Total	21,353,009		25,433,332
_______________
(1)The equity compensation plans approved by security holders are the 2014 Plan and the 2015 Plan. The 2014 Plan has terminated as to future grants. The amount shown in Column (a) with respect to the 2014 Plan includes 110,020 shares issuable upon the exercise of vested stock options. The amount shown in Column (a) with respect to the 2015 Plan includes 15,018,712 shares issuable upon the exercise of vested stock options and 4,007,636 shares issuable upon the vesting of RSU awards.
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(2)The 2015 NC Plan was approved by security holders in conjunction with the Merger. The 2015 NC Plan has terminated as to future grants. The amount shown in Column (a) with respect to this plan includes 278,856 shares issuable upon the exercise of vested stock options and 1,937,785 shares issuable upon the vesting of RSU awards.
(3)The amount shown in Column (b) is the weighted average exercise price for stock options outstanding.
(4)The amount shown in Column (c) is the number of shares available for grant under the 2015 Plan.

Director Compensation
The compensation policy for the company’s non-employee directors is intended to be competitive and fair so that we can attract the best talent to the Board. In addition to cash compensation, we provide equity awards and have stock ownership guidelines to align the directors’ interests with those of our stockholders and to focus on the long-term growth of the company. We reimburse our directors for expenses associated with attending Board and committee meetings. Directors who are employees of the company receive no compensation for serving on the Board, attending Board meetings or, in the case of Dr. Soon-Shiong, serving as the Executive Chairman of the Board and participating on Board committees. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

2024 Director Compensation Policy

Position	Annual Cash Retainer ($)	Equity Awards (Grant Date Fair Value) ($)

Executive Chairman of the Board	35,000

Non-Employee Director Annual Base Retainer:	50,000
Lead Independent Director	30,000
Initial stock option grant upon appointment to the Board		300,000
Annual stock option grant subject to continuing as a non-employee director		400,000

Committee Chair Retainers:
Audit Committee	10,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	7,500
Related Party Transaction Committee	7,500
Special Committee	15,000

Committee Member Retainers:
Audit Committee	10,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	7,500
Related Party Transaction Committee	7,500
Special Committee	15,000
There have been no changes to the Director Compensation Policy for 2025 as compared to the 2024 policy, except for a change described below under “Other Compensation Details.”

Other Compensation Details
Our Director Compensation Policy provides that in any given fiscal year, a non-employee director may not be paid, issued or granted cash retainer fees and equity awards with an aggregate value greater than $750,000 (increased to $1,000,000 in connection with the non-employee director’s initial year of service), with the value of each equity award based on its grant date fair value (as determined according to U.S. GAAP) for purposes of this limit. Any cash compensation paid, or awards granted to an individual for his or her services as an employee or consultant (other than as a non-employee director) will not count toward this limit.
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Equity Awards
With respect to the automatic initial grant to new non-employee directors, each grantee shall receive an initial stock option award to purchase shares of our common stock at a per-share exercise price equal to the fair market value of a share of our common stock on the first trading date on which the trading window under our Insider Trading Policy opens after becoming a non-employee director, and such option shall have a Black-Scholes value of $300,000 as computed by ASC Topic 718 on the grant date. The initial award shall vest in three equal installments on each anniversary of the date the applicable non-employee director’s service commenced, in each case subject to the non-employee director continuing to be a service provider through the applicable vesting date.
With respect to the automatic annual grants to all continuing non-employee directors, such grant will be made on the date of each annual meeting of stockholders, and such option shall have a Black-Scholes value of $400,000 as computed in accordance with ASC Topic 718 on the grant date. The annual award will vest on the earlier of the one-year anniversary of the date the annual award is granted, or the day prior to the date of the annual meeting next following the date the annual award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date.
The 2015 Plan provides that in the event of a merger or change in control, as defined in the 2015 Plan, each outstanding equity award granted under the 2015 Plan held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and all of the shares subject to such award will become fully exercisable, if applicable.

Non-Employee Director Stock Ownership Policy
Each non-employee director is expected to have equity holdings of the company with a value equivalent of at least three times his or her annual base retainer (not including retainers for serving as Chairperson of the Board, Lead Independent Director or as a member or Chair of any Board committee) and to maintain this minimum amount of stock ownership throughout his or her tenure on the Board. Non-employee Board members who were members of the Board on or before December 1, 2020 are expected to achieve the applicable level of stock ownership on or before the fifth anniversary date of December 1, 2020. Non-employee directors who joined the Board after December 1, 2020 are expected to achieve the applicable level of stock ownership on or before five-year anniversary of joining the Board. Minimum equity holdings can be satisfied by the following: shares directly-owned by the non-employee director; shares indirectly-held by the non-employee director or his or her immediate family members; shares subject to RSUs or other awards that have vested for which the non-employee has elected to defer the settlement to a date beyond the vesting date; and shares underlying RSUs and other awards that are vested or unvested for which the only requirement to earn the award is continued service to the company or its subsidiaries.
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Director Compensation Table
The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2024. Dr. Soon-Shiong, Mr. Adcock and Dr. Simon are not included in the table below as they are employees of the company and thus receive no compensation for their service as a director.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (1)(2) (d)	Total ($) (h)

Michael D. Blaszyk	110,000	400,000	510,000
John Owen Brennan (3)	72,500	400,000	472,500
Wesley Clark	65,000	400,000	465,000
Cheryl L. Cohen	112,500	400,000	512,500
Linda Maxwell	87,500	400,000	487,500
Christobel Selecky	70,000	400,000	470,000
_______________
(1)Amounts shown in Column (d) represent the aggregate grant date fair value of stock option awards calculated in accordance with ASC Topic 718 without regard to estimated forfeitures. See Note 16, Stock-Based Compensation, of the “Notes to Consolidated Financial Statements” that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of the company’s Annual Report for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025 for a discussion of valuation assumptions made in determining the grant date fair value of stock option awards.
(2)Amounts shown in Column (d) represent the grant date fair value of 77,633 stock option awards made on June 11, 2024 to independent directors upon their re-election to the Board.
(3)Mr. Brennan resigned as a director of the company effective as of February 7, 2025.
As of December 31, 2024, our non-employee directors held the following outstanding option awards:
•each of Mr. Blaszyk and Ms. Cohen held 100,000 vested options exercisable at $6.21 per share, 26,064 vested options exercisable at $14.91 per share, 167,937 vested options exercisable at $2.98 per share, 158,263 vested options exercisable at $2.99 per share, and 77,633 unvested options at an exercise price of $5.96 per share; and
•each of Mr. Brennan, Gen. Clark, Dr. Maxwell and Ms. Selecky held 21,873 vested options exercisable at $17.24 per share, 26,064 vested options exercisable at $14.91 per share, 167,937 vested options exercisable at $2.98 per share, 158,263 vested options at an exercise price of $2.99 per share, and 77,633 unvested options at an exercise price of $5.96 per share.
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Pay Versus Performance
The following table sets forth information concerning: (1) the compensation of our principal executive officer (PEO) and the average compensation for our Non-PEO NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2024, 2023 and 2022, (2) our cumulative total shareholder return (TSR), and (3) our net loss over such years in accordance with SEC rules for each such fiscal year.

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On: _________________ Total Shareholder Return ($) (5) (f)
Year (a)	Summary Compensation Table Total for PEO ($) (1) (2) (3) (b)	Compensation Actually Paid to PEO ($) (4) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1) (2) (3) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4) (e)		Net Loss ($M) (6) (h)

2024	10,954,875	4,065,929	5,801,150	2,319,758	42.11	(413.6)
2023	1,156,903	262,372	961,711	622,399	82.57	(583.9)
2022	4,008,507	2,751,454	2,724,907	2,481,143	83.39	(417.3)
_______________
(1)The following individuals are our NEOs for the following fiscal years ended December 31:

Year	PEO	Non-PEO NEOs

2024	Richard Adcock	Dr. Patrick Soon-Shiong and David Sachs
2023	Richard Adcock	Dr. Patrick Soon-Shiong and David Sachs
2022	Richard Adcock	Dr. Patrick Soon-Shiong and David Sachs
(2)Amounts shown in Columns (b) and (d) represent the total compensation reported for Mr. Adcock and an average for our Non-PEO NEOs for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. Values shown above for the fiscal year ended December 31, 2023 do not incorporate equity awards to Mr. Adcock and Dr. Soon-Shiong as no such awards were granted to them during that period. Values shown above for the fiscal year ended December 31, 2022 do not incorporate discretionary cash bonuses and/or performance-based bonuses as no such bonuses were earned by our NEOs during that period.
(3)For more information regarding any year not included in the Summary Compensation Table in this proxy statement, please refer to the Proxy Statement on Form DEF 14A filed with the SEC on April 29, 2024.
(4)Amounts shown in Columns (c) and (e) represent the “compensation actually paid” to Mr. Adcock and an average for our Non-PEO NEOs, with fiscal year 2024 calculated by adjusting the amounts shown in the “Total” column of the Summary Compensation Table as follows:

	2024
Adjustments	Mr. Adcock	Average Non-PEO NEOs

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Applicable FY	$(9,611,108)	$(4,885,643)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	3,476,698	1,767,320
Deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(668,451)	(403,155)
Deduction for Awards Granted during Prior FY that Vested during Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(86,085)	40,086
Total adjustments	$(6,888,946)	$(3,481,392)
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(5)Amounts shown in Column (f) represent the value of a fixed investment of $100 on December 31, 2021 in the company’s common stock based on cumulative TSR as of the end of each fiscal year. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (December 31, 2021 – December 31, 2024), assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The company has never paid cash dividends on its common stock. Share price data was collected using S&P Capital IQ.
(6)Amounts shown in Column (h) represent the net loss reported in the company’s audited consolidated financial statements that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025.

Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our Non-PEO NEOs, with (i) our cumulative TSR, and (ii) our net loss, in each case, for the fiscal years ended December 31, 2024, 2023 and 2022, respectively.
TSR amounts reported in the graph assume an initial fixed investment of $100 on December 31, 2021, and that all dividends, if any, were reinvested.
Compensation Actually Paid vs Total Shareholder Return

$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Cumulative TSR
(Value of Initial $100 Investment)
2022
2023
2024
PEO
Average for Non-PEO NEOs
ImmunityBio, Inc. TSR

ImmunityBio, Inc.    | 43 |    2025 Proxy Statement

Compensation Actually Paid vs Net Loss

Compensation Actually Paid
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Net Loss (in millions)
$0
-$60
-$120
-$180
-$240
-$300
-$360
-$420
-$480
-$540
-$600
2022
2023
2024
PEO
Average for Non-PEO NEOs
Net Loss

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information, as of April 21, 2025, with respect to the holdings of (i) each person who is the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer, and (iv) all of our current directors and executive officers as a group. Beneficial ownership representing less than 1% is denoted with an asterisk (*) in the table below.
Beneficial ownership of our common stock is determined in accordance with the rules of the SEC and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of April 21, 2025.
Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 882,580,961 shares of common stock outstanding as of April 21, 2025 plus, for each individual, any securities that individual has the right to acquire within 60 days of that date.
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Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

5% Stockholders:
Patrick Soon-Shiong, M.D., FRCS (C), FACS (2)	744,871,200	76.19%
Nant Capital, LLC (3)	339,465,529	34.79%
Cambridge Equities, LP (4)	261,705,814	29.65%
California Capital Equity, LLC (5)	106,511,412	12.07%
NantWorks, LLC (6)	98,535,253	11.16%
NantMobile, LLC (7)	47,557,934	5.39%
Other Directors and Named Executive Officers:
Richard Adcock (8)	2,314,905	*
David Sachs (9)	617,083	*
Michael D. Blaszyk (10)	795,479	*
John Owen Brennan (11)	476,770	*
Wesley Clark (12)	459,770	*
Cheryl L. Cohen (13)	730,514	*
Linda Maxwell, M.D., M.B.A., FRCSC (14)	451,770	*
Christobel Selecky (14)	451,770	*
Barry J. Simon, M.D. (15)	4,062,783	*
All directors and executive officers as a group (11 persons) (16)	755,370,734	76.79%
_______________
(1)The address of each of the individuals named in the table above is c/o ImmunityBio, Inc., 3530 John Hopkins Court, San Diego, California 92121. The address of each of the entities named in the table above is 450 Duley Road, El Segundo, California 90245.
(2)Consists of (i) 261,705,814 shares held by Cambridge; (ii) 29,546,190 shares directly held by Dr. Soon-Shiong; (iii) 246,412,277 shares held by Nant Capital, LLC (Nant Capital); (iv) 47,557,934 shares held by NantMobile, LLC (NantMobile); (v) 32,606,985 shares held by NantCancerStemCell, LLC (NCSC); (vi) 9,986,920 shares held by NantWorks; (vii) 8,383,414 shares held by NantBio, Inc. (NantBio); (viii) 7,976,159 shares held by California Capital Equity, LLC (California Capital); (ix) 5,618,326 shares held by the Chan Soon-Shiong Family Foundation; (x) 93,053,252 shares that Nant Capital has the right to acquire within 60 days of April 21, 2025 pursuant to the conversion of a promissory note; and (xi) 2,023,929 shares issuable upon the exercise of stock options that were exercisable as of April 21, 2025.
(3)Consists of (i) 246,412,277 shares held by Nant Capital and (ii) 93,053,252 shares that Nant Capital has the right to acquire within 60 days of April 21, 2025 pursuant to the conversion of a promissory note. Dr. Soon-Shiong is the sole member of Nant Capital and thus may be deemed to have beneficial ownership of and voting and dispositive power over the shares held by Nant Capital.
(4)Consists of 261,705,814 shares held by Cambridge. MP 13 Ventures, LLC (MP 13 Ventures) is the general partner of Cambridge and thus may be deemed to have beneficial ownership of the shares held by Cambridge. Dr. Soon-Shiong is the sole member of MP 13 Ventures and has voting and dispositive power over the shares held by Cambridge.
(5)Consists of (i) 7,976,159 shares held by California Capital; (ii) 47,557,934 shares held by NantMobile; (iii) 32,606,985 shares held by NCSC; (iv) 9,986,920 shares held by NantWorks; and (v) 8,383,414 shares held by NantBio. Dr. Soon-Shiong owns all of the equity interests in California Capital and has voting and dispositive power over the shares held by California Capital.
(6)Consists of (i) 9,986,920 shares held by NantWorks; (ii) 8,383,414 shares held by NantBio; (iii) 47,557,934 shares held by NantMobile; and (iv) 32,606,985 shares held by NCSC. NantWorks is the majority stockholder of NantBio, NantMobile, and NCSC and thus may be deemed to control NantBio, NantMobile, and NCSC. NantBio is the sole shareholder of NCSC. Dr. Soon-Shiong indirectly beneficially owns equity interests in NantWorks and thus may be deemed to control NantWorks and each entity directly or indirectly controlled by NantWorks (including NantBio, NantMobile, and NCSC) and has voting and dispositive power over the shares held by NantWorks.
(7)Consists of 47,557,934 shares held by NantMobile. Dr. Soon-Shiong indirectly beneficially owns equity interests in NantWorks and thus may be deemed to control NantWorks and each entity directly or indirectly controlled by NantWorks (including NantMobile) and may be deemed to have voting and dispositive power over the shares held by NantMobile.
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(8)Consists of (i) 334,418 shares directly held by Mr. Adcock and (ii) 1,980,487 shares issuable upon the exercise of stock options that were exercisable as of April 21, 2025.
(9)Consists of (i) 225,620 shares directly held by Mr. Sachs and (ii) 391,463 shares issuable upon the exercise of stock options that were exercisable as of April 21, 2025.
(10)Consists of (i) 193,667 shares directly held by Mr. Blaszyk; (ii) 71,915 shares indirectly held; and (iii) 529,897 shares issuable upon the exercise of stock options that were exercisable as of April 21, 2025.
(11)Consists of (i) 25,000 shares directly held by Mr. Brennan and (ii) 451,770 shares issuable upon the exercise of stock options that were exercisable as of April 21, 2025. Mr. Brennan resigned from the Board effective as of February 7, 2025.
(12)Consists of (i) 8,000 shares directly held by Gen. Clark and (ii) 451,770 shares issuable upon the exercise of stock options that were exercisable as of April 21, 2025.
(13)Consists of (i) 200,617 shares directly held by Ms. Cohen and (ii) 529,897 shares issuable upon the exercise of stock options that were exercisable as of April 21, 2025.
(14)Consists of 451,770 shares issuable to Dr. Maxwell and Ms. Selecky upon the exercise of stock options that were exercisable as of April 21, 2025.
(15)Consists of (i) 3,243,571 shares directly held by Dr. Simon and (ii) 819,212 shares issuable upon the exercise of stock options that were exercisable as of April 21, 2025.
(16)Consists of (i) 33,887,341 shares directly held; (ii) 620,319,744 shares indirectly held; (iii) 93,053,252 shares that Nant Capital has the right to acquire within 60 days of April 21, 2025 pursuant to the conversion of a promissory note; and (iv) 8,110,397 shares issuable upon the exercise of stock options that were exercisable as of April 21, 2025.

Proposal 3 – Ratification of Selection of Independent Registered Public Accountants
At the Annual Meeting, stockholders are being asked to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the selection is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.
Required Vote
Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative “FOR” vote of a majority of the shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS IMMUNITYBIO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
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Audit Matters

Audit Committee Report
The Audit Committee is a committee of the Board comprised solely of independent directors as required by Nasdaq corporate governance rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on our corporate website at ir.immunitybio.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
On March 13, 2025, the Audit Committee approved the dismissal of Ernst & Young LLP (EY) as the company’s independent registered public accounting firm. The dismissal was not related to any disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
With respect to its financial reporting process, the company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing its consolidated financial statements. The company’s independent registered public accounting firm, Ernst & Young LLP (the Former Auditor), was responsible for performing an independent audit of its consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and for issuing a report thereon. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with the company’s management;
•discussed with the Former Auditor the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB; and
•received written disclosures and letters from the Former Auditor, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Former Auditor that firm’s independence.
Based on the Audit Committee’s review of the audited financial statements and various discussions with management and the Former Auditor, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
On March 13, 2025, the Audit Committee approved the engagement of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Audit Committee

Michael Blaszyk (Chair)
Cheryl L. Cohen
Linda Maxwell
Christobel Selecky
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Fees Paid to Independent Registered Public Accounting Firm
The following table presents the aggregate fees for services provided to us by Ernst & Young LLP, our former independent registered public accounting firm, during the fiscal years ended December 31, 2024 and 2023:

	Fiscal Year Ended December 31,
	2024	2023

Audit fees (1)	$2,755,700	$2,756,000
Audit-related fees	—	—
Tax fees (2)	202,904	186,234
All other fees	—	—
Total	$2,958,604	$2,942,234
_______________
(1)Audit fees consist of fees incurred for professional services provided by the Former Auditor for audit and quarterly reviews of our financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements including procedures relating to offering memorandums.
(2)Tax fees consist of various permissible tax compliance and tax advisory services fees provided by the Former Auditor.
Pre-Approval Policies and Procedures
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and the company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All services provided to us by and audit fees paid to the Former Auditor during the fiscal years ended December 31, 2024 and 2023 described above were pre-approved by the Audit Committee.
Auditor Independence
During the fiscal years ended December 31, 2024 and 2023, there were no other professional services provided by the Former Auditor that would have required the Audit Committee to consider their compatibility with maintaining the independence of the Former Auditor.

Annual Report on Form 10-K
Our Annual Report on Form 10-K, which contains the audited financial statements of the company for the fiscal year ended December 31, 2024, accompanies this proxy statement, but is not part of the company’s soliciting materials.
Stockholders may obtain, without charge, a copy of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025, including the consolidated financial statements and schedules thereto, without the accompanying exhibits, by: writing to Investor Relations at our principal executive offices, contacting Broadridge by telephone at 800-579-1639 or sending an email to Investors@immunitybio.com. The company’s Annual Report on Form 10-K is also available online on our website at ir.immunitybio.com under “SEC Filings” and the SEC website at sec.gov.

Certain Relationships and Related-Party Transactions
The following is a summary of transactions since January 1, 2022 to which we have been, or plan to be, a party in which the annual amount involved exceeded, or is expected to exceed, $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement
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titled “Executive Compensation.” For information regarding Cambridge, including the basis of control and the percentage of voting securities owned, see “Security Ownership of Certain Beneficial Owners and Management.”

Cambridge Investment
On December 23, 2014, we entered into a subscription and investment agreement (Cambridge Subscription Agreement), a registration rights agreement (Cambridge Registration Rights Agreement), and a reclassification agreement (Reclassification Agreement) with Cambridge relating to the private placement of our Class A common stock. In the private placement, we issued to Cambridge an aggregate of 25,191,473 shares of Class A common stock at a price of $1.89 per share. We received aggregate gross proceeds of $47.5 million from Cambridge’s investment. Dr. Soon-Shiong, our Founder, Executive Chairman and Global Chief Scientific and Medical Officer, controls the entity that is the general partner of Cambridge, which beneficially owned approximately 29.65% of our common stock as of April 21, 2025.
Cambridge Subscription Agreement. Cambridge agreed in the Cambridge Subscription Agreement that, until the earlier of the consummation of our initial public offering (IPO) and December 23, 2015, neither it nor any of its affiliates shall acquire, including by way of the acquisition of control of another entity, beneficial ownership of any shares of our common stock which, when aggregated with all of the other shares of our common stock beneficially owned by Cambridge and its affiliates, would cause the total number of shares of our common stock beneficially owned by Cambridge and its affiliates to exceed 49.9% of our outstanding shares of common stock. The Cambridge Subscription Agreement was amended pursuant to a letter agreement dated January 20, 2015, to remove the limitation on Class A common stock beneficially owned by Cambridge in exchange for Cambridge agreeing to vote its shares in favor of certain matters approved by a majority of the Board.
Cambridge Registration Rights Agreement. Under the terms of the Cambridge Registration Rights Agreement, we provided Cambridge with a right to demand registration of the shares of common stock issued under the Cambridge Subscription Agreement. We also granted to Cambridge “piggyback” registration rights exercisable at any time that allow them to include the shares of our common stock that they own in any public offering of equity securities initiated by us for our own account or the account of others (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them). These “piggyback” registration rights are not available with respect to any shares of our common stock held by Cambridge which are eligible for resale pursuant certain exemptions from registration under the Securities Act of 1933, as amended (the Securities Act) or that are the subject of a then-effective registration statement.
Cambridge Reclassification Agreement. Pursuant to the Reclassification Agreement, we agreed together with Cambridge, Bio IP Ventures, LLC, and Bonderman Family Limited Partnership subject to the effectiveness of certain transactions, to take all necessary actions and to vote such shares necessary to convert all of our issued and outstanding shares of Series B preferred stock into Class A common stock, all of our issued and outstanding Series C preferred stock into Class B common stock, and to reclassify all of our Series B preferred stock, Series C preferred stock and Class B common stock into our Class A common stock by filing an amendment to our certificate of incorporation.
Cambridge Nominating Agreement. On June 18, 2015, we entered into the Cambridge Nominating Agreement, pursuant to which Cambridge has the right to designate one individual to be nominated and recommended for election by the Board for as long as Cambridge and/or its affiliates directly own more than 20% of the issued and outstanding shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Soon-Shiong, who controls the entity that is the general partner of Cambridge and has the sole power to vote or direct to vote and the sole power to dispose or direct the disposition, was selected by Cambridge to hold this Board seat. The Cambridge director nominee shall be nominated and recommended for election by the Board or other duly authorized committee, subject to any applicable limitations imposed by the DGCL, the Board’s fiduciary duties to our stockholders and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on the Board shall automatically terminate whenever Cambridge owns less than 20% of our issued and outstanding shares of common stock.
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Related-Party Debt
All references to consolidated financial statements in this section relate to the audited consolidated financial statements of ImmunityBio, Inc. and subsidiaries that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025.
Our related-party debt is summarized below (in thousands):

	Balances as of December 31, 2024
				Fair Value
	Maturity Year	Interest Rate	Principal Amount	Amount	Leveling

Related-Party Convertible Note at Fair Value:
$505 million December 2024 Promissory Note (4)	2027	Term SOFR +8.0%	$505,000	$461,877	Level 3

	Balances as of December 31, 2023
	Maturity Year	Interest Rate	Principal Amount	Less: Unamortized Discounts	Total

Related-Party Nonconvertible Note:
$505 million December 2023 Promissory Note – Tranche 1 (1), (2), (3)	2025	Term SOFR +8.0%	$125,000	$20,414	$104,586

Related-Party Convertible Notes:
$300 million December 2021 Promissory Note (1), (2), (3)			$300,000	$26,091	$273,909
$50 million December 2022 Promissory Note (1), (2), (3)			50,000	4,349	45,651
$30 million June 2023 Promissory Note (2), (3)			30,000	2,609	27,391
$505 million December 2023 Promissory Note Tranche 2 (1)	2025	Term SOFR +7.5%	380,000	33,049	346,951
$30 million March 2023 Promissory Note (2), (4)	2025	Term SOFR +8.0%	30,000	—	30,000
$200 million September 2023 Promissory Note (2), (4)	2026	Term SOFR +8.0%	200,000	—	200,000
Total related-party convertible notes			$610,000	$33,049	$576,951
$505 million December 2024 Promissory Note
On December 10, 2024 in connection with an equity offering, the company and Nant Capital entered into a second amended and restated promissory note. Pursuant to the terms of the second amended and restated promissory note, Tranche 1 of the December 2023 Promissory Note with a principal amount of $125.0 million and Tranche 2 of the December 2023 Promissory Note with a principal amount of $380.0 million were combined into one convertible promissory note with a principal amount of $505.0 million with a maturity date of December 31, 2027. The $505.0 million December 2024 Promissory Note bears an interest rate of Term SOFR plus 8.0% per annum, payable on a quarterly basis. Pursuant to the terms of the second amended and restated promissory note, the noteholder, in its sole discretion, may convert all of the outstanding principal amount into shares of common stock at a conversion price of $5.4270 per share. In addition, the noteholder can request up to $50.0 million of the outstanding principal amount and accrued interest to be repaid upon consummation of a specified transaction.
In connection with the RIPA transaction, the outstanding related party convertible note was subordinated to the RIPA payment obligations.
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The following table summarizes the estimated future contractual obligations of our related-party debt as of December 31, 2024 (in thousands):

	Principal Payments	Interest Payments (1)	Total

2025	$—	$62,168	$62,168
2026	—	62,168	62,168
2027	505,000	62,168	567,168
Total	$505,000	$186,504	$691,504
_______________

(1)
Interest payments on our promissory note are calculated based on Term SOFR plus the contractual spread per the loan agreement. The weighted-average interest rate on our promissory note as of December 31, 2024 was 12.34%.

Mandatory Prepayment Feature
The embedded derivative related to a contingently exercisable prepayment feature, which allows the noteholder to request up to a $50.0 million prepayment and accrued interest upon occurrence of a specified transaction (defined in the promissory note) was recorded as a derivative liability on the consolidated balance sheet and measured at fair value prior to the second amended and restated promissory note. The fair value of the derivative liability was determined at each period end using the with-and-without method, which assessed the likelihood and timing of a specified transaction that if triggered could have resulted in a repayment. Changes in the fair value of the derivative liability were reported in change in fair value of derivative liabilities, on the consolidated statement of operations.
Since the company elected the fair value option to account for the $505.0 million December 2024 Promissory Note, the embedded derivative is no longer required to be recorded separately but is considered when estimating the fair value of the $505.0 million December 2024 Promissory Note. The change in fair value of the contingently exercisable prepayment feature embedded derivative through December 10, 2024, the date of the $505.0 million December 2024 Promissory Note amendment, was $0.8 million and $0.8 million during the year ended December 31, 2023.
$300.0 million December 2021 Promissory Note
On December 17, 2021, the company executed a $300.0 million promissory note with Nant Capital, an affiliated entity under common control of our Founder, Executive Chairman and Global Chief Scientific and Medical Officer. The note bore an interest rate of Term SOFR plus 5.4% per annum, payable on a quarterly basis. The outstanding principal amount and any accrued and unpaid interest on advances were due on December 17, 2022. In the event of a default on the loan (as defined in both the original and amended and restated promissory notes), including if the company does not repay the loan at maturity, the company had the right, at its sole option, to convert the outstanding principal amount and accrued and unpaid interest due under this note into shares of the company’s common stock at a price of $5.67 per share.
On August 31, 2022, the company and Nant Capital entered into an amended and restated promissory note, pursuant to which the maturity date of the promissory note was extended to December 31, 2023 and the interest rate was amended to Term SOFR plus 8.0% per annum.
On September 11, 2023, the company and Nant Capital entered into a letter amendment pursuant to which the maturity date of the promissory note was further extended to December 31, 2024.
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into an amended and restated promissory note pursuant to which this existing promissory note was amended to be included in the Tranche 2 principal amount of the amended $505.0 million December 2023 promissory note, with a maturity date of December 31, 2025, and an interest rate of Term SOFR plus 7.5% per annum. Based on the terms of the amended and restated promissory note, the noteholder, at its sole discretion, could convert all of the Tranche 2 $380.0 million principal amount into shares of common stock at a conversion price of $8.2690 per share.
$125.0 million August 2022 Promissory Note
On August 31, 2022, the company executed a $125.0 million promissory note with Nant Capital. The note bears an interest rate of Term SOFR plus 8.0% per annum, payable on a quarterly basis. The company may prepay the outstanding promissory note, at any time, in whole or in part, without penalty.
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On September 11, 2023, the company and Nant Capital entered into a letter amendment pursuant to which the maturity date of the promissory note was extended to December 31, 2024.
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into an amended and restated promissory note letter agreement pursuant to which the existing promissory note was amended to be included in the Tranche 1 principal amount of the amended $505.0 million December 2023 promissory note, with a maturity date of December 31, 2025 and an interest rate of Term SOFR plus 8.0% per annum.
$50.0 million December 2022 Promissory Note
On December 12, 2022, the company executed a $50.0 million promissory note with Nant Capital. The note bore an interest rate of Term SOFR plus 8.0% per annum, payable on a quarterly basis. The company could prepay the outstanding promissory note, at any time, in whole or in part, without penalty. In the event of a specified transaction (as defined in the note), the noteholder could request the outstanding principal and interest due on the loan to be repaid in full upon consummation of such specified transaction.
On September 11, 2023, the company and Nant Capital entered into a letter amendment pursuant to which the maturity date of the promissory note was further extended to December 31, 2024.
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into an amended and restated promissory note pursuant to which the existing promissory note was amended to be included in the Tranche 2 principal amount of the amended $505.0 million December 2023 promissory note, with a maturity date of December 31, 2025, and an interest rate of Term SOFR plus 7.5% per annum. Pursuant to the terms of the amended and restated promissory note, the investor, in its sole discretion, could convert all of the outstanding Tranche 2 principal amount into shares of common stock at a conversion price of $8.2690 per share. The noteholder could request up to $50.0 million of the Tranche 2 principal amount and accrued interest to be repaid upon consummation of such specified transaction.
$30.0 million March 2023 Promissory Note
On March 31, 2023, the company executed a $30.0 million promissory note with Nant Capital. This note bore interest at Term SOFR plus 8.0% per annum, payable on a quarterly basis. The outstanding principal amount and any accrued and unpaid interest was originally due on December 31, 2023. The company may prepay the outstanding promissory note, at any time, in whole or in part, without penalty. Upon receipt of a written notice of prepayment from the company, the noteholder could choose to convert the outstanding principal amount to be prepaid and the accrued and unpaid interest thereon into shares of the company’s common stock at a price of $2.28 per share. Additionally, the noteholder could at its option convert the entire outstanding principal amount of the promissory note and accrued interest into shares of the company’s common stock at a conversion price of $2.28 per share, at the option of the noteholder.
The company received net proceeds of approximately $29.9 million from this financing, net of a $0.1 million origination fee paid to the noteholder.
On September 11, 2023, the company and Nant Capital entered into a letter agreement pursuant to which the maturity date of the $30.0 million promissory note described above was extended from December 31, 2023 to December 31, 2024.
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into a letter agreement pursuant to which the maturity date of this promissory note was extended to December 31, 2025.
On December 10, 2024 in connection with an equity offering, the company received a written notice from Nant Capital, the holder of the $30.0 million promissory note due December 31, 2025, of its election to convert the entire outstanding principal and accrued interest under the existing note into shares of the company’s common stock. As of such date, the total outstanding principal amount and accrued and unpaid interest due under the existing note were converted into shares of the company’s common stock.
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$30.0 million June 2023 Promissory Note
On June 13, 2023, the company executed a $30.0 million promissory note with Nant Capital, pursuant to which, the company could request up to three (3) advances of $10.0 million each. The principal amount of each advance bore interest rate at Term SOFR plus 8.0% per annum, payable on a quarterly basis. The outstanding principal amount and any accrued and unpaid interest on advances was originally due on December 31, 2023. We could prepay the outstanding principal amount, together with any accrued interest, on any then-outstanding advances, at any time, in whole or in part, without premium or penalty, and without the prior consent of the noteholder upon five (5) days written notice to the noteholder.
We received net proceeds of approximately $29.9 million from this promissory note, net of a $0.1 million origination fee paid to Nant Capital.
On September 11, 2023, the company and Nant Capital entered into a letter amendment pursuant to which the maturity date of the promissory note was further extended to December 31, 2024.
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into an amended and restated promissory note pursuant to which the existing promissory note was amended to be included in the Tranche 2 principal amount of the amended $505.0 million December 2023 promissory note, with a maturity date of December 31, 2025, and an interest rate of Term SOFR plus 7.5% per annum. Pursuant to the terms of the amended and restated promissory note the investor, in its sole discretion, could convert all of the Tranche 2 $380.0 million principal amount into shares of common stock at a conversion price of $8.2690 per share.
$200.0 million September 2023 Promissory Note
On September 11, 2023, the company executed a $200.0 million convertible promissory note with Nant Capital. The note bore interest at Term SOFR plus 8.0% per annum, payable on a monthly basis. The outstanding principal amount and any accrued and unpaid interest were due on September 11, 2026. We could prepay the outstanding principal amount, together with any accrued interest, at any time, in whole or in part, without premium or penalty upon five (5) days’ written notice to the noteholder. The noteholder had the sole option to convert all (but not less than all) of the outstanding principal amount and accrued but unpaid interest into shares of the company’s common stock at a conversion price of $1.9350 per share. The company received net proceeds of approximately $199.0 million from this financing, net of a $1.0 million origination fee paid to the noteholder.
On December 10, 2024 in connection with an equity offering, the company received a written notice from Nant Capital, the holder of the $200.0 million promissory note due September 11, 2026 of its election to convert the entire outstanding principal and accrued interest due under the existing note into shares of the company’s common stock. As of such date, the total outstanding principal amount and accrued and unpaid interest due under the note were converted into shares of the company’s common stock.
Footnotes to Related-Party Debt Tables
Debt Modification and Debt Extinguishments
(1)August 2022 Debt Extinguishment
On August 31, 2022, the company amended and restated the above fixed-rate notes payables held by Nant Capital, NantWorks, NantMobile and NCSC, which are entities affiliated with Dr. Soon-Shiong. Prior to the amendments and restatements, these notes bore and thereafter continued to bear interest at a per annum rate ranging from 3.0% to 6.0%, provided that the outstanding principal was and thereafter continued to be due and payable on September 30, 2025, and accrued and unpaid interest was or continued to be payable either upon maturity or, with respect to one of the notes, on a quarterly basis. Prior to the amendments and restatements, the company could and thereafter continued to be able to prepay the outstanding principal (together with accrued and unpaid interest), either in whole or in part, at any time without premium or penalty and without the prior consent of the noteholder, subject to an advance notice period of at least five business days during which the noteholder could convert the amount requested to be prepaid by the company into shares of the company’s common stock, as part of the amendment and restatement.
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The terms of these fixed-rate promissory notes were amended and restated to include a conversion feature that gave each noteholder, at its sole option, at any time (other than when the noteholder is in receipt of a written notice of prepayment from the borrower), the right to convert the entire outstanding principal amount and accrued and unpaid interest due under each note at the time of conversion into shares of the company’s common stock at a price of $5.67 per share.
Since all of the above promissory notes were entered into or amended at the same time and with entities under common control, the company determined that the promissory notes were required to be evaluated collectively to accurately capture the economics of the transactions entered in contemplation of each other and contemporaneously. FASB ASC Topic 470-50, Debt – Modifications and Extinguishments (ASC 470-50) provides that a modification or an exchange that adds or eliminates a substantive conversion option as of the conversion date would always be considered substantial and require extinguishment accounting. Accordingly, as a result of the addition of the conversion feature to the fixed-rate promissory notes, the fixed-rate promissory notes and the variable-rate promissory notes were determined to be extinguished given the contemporaneous nature of the amendments. The company performed a valuation of the fixed-rate promissory notes and variable-rate promissory notes before and after amendments. Under this model, the company calculated a gain on extinguishment of $82.9 million, representing the difference between the fair value of the new and amended promissory notes and the carrying value of the extinguished debt, net of any unamortized related-party notes discounts plus the cash proceeds from the new promissory note. Since the debt was obtained from entities under common control, such gain was recorded in additional paid-in capital, on the consolidated statement of stockholders’ deficit during the year ended December 31, 2022. Also, the difference between the face values of the new and amended promissory notes (and accrued interest on the date of the amendment) and the fair values of the new and restated promissory notes was recorded as a debt discount to be amortized to interest expense over the remaining term (or until conversion in the case of fixed-rate promissory notes) of the respective promissory notes. During the years ended December 31, 2023 and 2022, we recorded amortization of related-party notes discounts totaling $42.4 million and $16.3 million, respectively, in interest expense, on the consolidated statement of operations.
The fair values of the promissory notes without a holder conversion option were estimated using discounted cash flow analyses, based on market rates available to the company for similar debt at issuance after consideration of default and credit risk and the level of subordination. The fair values of the fixed-rate promissory notes, which were each modified to include a holder conversion option, were determined based on a binomial lattice convertible note model. The analysis involved the construction of various intermediate lattices: stock price tree, conversion value tree, conversion probability tree, and discount rate tree. Since certain of the factors analyzed are considered to be unobservable inputs, both the discounted cash flow model and the lattice model are considered to be Level 3 valuations. Significant unobservable inputs used for the discounted cash flow analysis included market yields from 18.0% to 24.8% and a risk-free rate of 4.1%, and the significant unobservable inputs used for the binomial lattice model included a volatility of 84.9%, a market yield of 17.4% and a risk-free rate of 3.5%.
On December 12, 2022, the company received written notice from NantWorks, the holder of an existing convertible promissory note of NantCell, a wholly-owned subsidiary of the company, of its election to convert the NantCell promissory note into shares of the company’s common stock. As of such date, the holder of the NantCell note converted the entire $56.6 million of outstanding principal and accrued and unpaid interest due under the note into 9,986,920 shares of the company’s common stock at a price of $5.67 per share in accordance with the terms of the promissory note.
(2)September 11, 2023 Debt Modification
On September 11, 2023, the company entered into a stock purchase agreement with Nant Capital, NantMobile and NCSC pursuant to which the holders exchanged promissory notes totaling approximately $270.0 million in aggregate principal amount and accrued unpaid interest for an aggregate of 209,291,936 shares of common stock at an exchange price of $1.29 per share. As a result of the exchange, the company was forever released and discharged from all its obligations and liabilities under the notes.
On September 11, 2023, the company and Nant Capital entered into a series of letter agreements pursuant to which the maturity date of the related-party nonconvertible notes described above totaling $505.0 million in principal and the $30.0 million March 2023 Promissory Note was extended from December 31, 2023 to December 31, 2024. In addition, the company entered into the $200.0 million September 2023 promissory note with Nant Capital. No other material terms or conditions of these promissory notes were modified.
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Since all of the above promissory notes were entered into or amended at the same time on September 11, 2023 and with entities under common control, the company determined that the promissory notes were required to be evaluated collectively to accurately capture the economics of the transactions entered in contemplation of each other and contemporaneously. Pursuant to ASC 470-50, as the terms of the amendment were not substantially different than the terms of the promissory notes prior to the amendment, the amendment was accounted for as a debt modification. The unamortized debt discounts from the promissory notes are being amortized as an adjustment to interest expense over the remaining term of modified promissory notes that are not recorded at fair value using the effective interest rate method. Also, a $29.6 million increase in fair value of the embedded conversion feature from the debt modification was accounted for as a debt discount to the $200.0 million convertible note that is not recorded at fair value, and a $1.6 million increase in fair value of the embedded conversion feature related to the promissory note recorded at fair value was accounted for as interest expense during the year ended December 31, 2023. Such increase in fair values of the embedded conversion features totaling $31.2 million has been recorded with a corresponding increase in additional paid-in capital, on the consolidated statement of stockholders’ deficit.
(3)December 29, 2023 Debt Extinguishment
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into an amended and restated promissory note and a letter amendment for the following outstanding promissory notes. Pursuant to the terms of the amended and restated promissory note, the amended $505.0 million December 2023 promissory note became comprised of a Tranche 1 with principal amount of $125.0 million which was previously the $125.0 million August 2022 promissory note before amendment, and a Tranche 2 with principal amount of $380.0 million, which was made up of the previous $300.0 million December 2021 promissory note, $50.0 million December 2022 promissory note and $30.0 million June 2023 promissory note. In addition, the amendment allowed Nant Capital, in its sole discretion, to convert all the Tranche 2 principal amount of $380.0 million of the amended promissory note into shares of common stock. The conversion price was subsequently determined at $8.2690 per share based on the agreement. The maturity date of the amended promissory note was December 31, 2025. Pursuant to the terms of the letter amendment, the maturity date of the $30.0 million March 2023 promissory note was extended from December 31, 2024 to December 31, 2025. Also, in connection with the RIPA transaction, all outstanding related-party promissory notes became subordinated to the RIPA payment obligations.
The following table summarizes the Nant Capital promissory notes before the amendments on December 29, 2023 (principal amount in thousands):

	Principal Amount	Maturity Year	Conversion Price	Interest Rate

Related-Party Nonconvertible Note:
$125 million August 2022 Promissory Note	$125,000	2024		Term SOFR +8.0%

Related-Party Convertible Notes:
$300 million December 2021 Promissory Note	$300,000	2024		Term SOFR +8.0%
$50 million December 2022 Promissory Note	50,000	2024		Term SOFR +8.0%
$30 million June 2023 Promissory Note	30,000	2024		Term SOFR +8.0%
$30 million March 2023 Promissory Note	30,000	2024	$2.2800	Term SOFR +8.0%
$200 million September 2023 Promissory Note	200,000	2026	$1.9350
Total related-party promissory notes before amendments	$735,000
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The following table summarizes the Nant Capital promissory notes after the amendments on December 29, 2023 (principal amount in thousands):

	Principal Amount	Maturity Year	Conversion Price	Interest Rate

Related-Party Nonconvertible Note:
$505 million December 2023 Promissory Note – Tranche 1	$125,000	2025		Term SOFR +8.0%

Related-Party Convertible Notes:
$300 million December 2021 Promissory Note	$300,000
$50 million December 2022 Promissory Note	50,000
$30 million June 2023 Promissory Note	30,000
$505 million December 2023 Promissory Note – Tranche 2	380,000	2025	$8.2690	Term SOFR +7.5%
Total $505 million December 2023 Promissory Note	505,000
$30 million March 2023 Promissory Note	30,000	2025	$2.2800	Term SOFR +8.0%
$200 million September 2023 Promissory Note	200,000	2026	$1.9350	Term SOFR +8.0%
Total related-party promissory notes after amendments	$735,000
Since all of the above outstanding promissory notes were amended at the same time, with entities under common control, the company determined that the promissory notes were required to be evaluated collectively to accurately capture the economics of the transactions entered in contemplation of each other and contemporaneously. Also, in accordance with ASC 470-50 the company used the debt terms that existed before the September 11, 2023 modification to determine whether the modification was substantially different, as the September 11, 2023 modification was within a year of the transaction, and the promissory notes, at that time, had been modified without being deemed to be substantially different. As the modifications (September 11, 2023 and December 29, 2023 on a cumulative basis) added a substantive conversion feature to the promissory notes, these promissory notes were determined to be extinguished given the contemporaneous nature of the amendments. The company performed a valuation of all the promissory notes before and after amendments. Under this model, the company calculated a loss on extinguishment of $318.8 million, representing the difference between the fair value of the amended promissory notes and the carrying value of the extinguished debt, net of any unamortized related-party notes discounts. Since the debt was obtained from entities under common control, such loss was recorded in additional paid-in capital. In addition, a debt premium totaling $354.9 million, calculated as the difference between the fair values of certain promissory notes after modifications and their respective face values, was also recorded in additional paid-in capital. Collectively, a net gain on debt extinguishment of $36.1 million was recorded in additional paid-in capital, on the consolidated statement of stockholders’ deficit for the year ended December 31, 2023. Also, the difference between face values of certain new and amended promissory notes and their respective fair values of $53.1 million was recorded as a debt discount to be amortized as interest expense over the remaining term. During the year ended December 31, 2023, we recorded amortization of related-party notes discounts totaling $0.5 million in interest expense, on the consolidated statement of operations related to the new and amended promissory notes.
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In regard to the Tranche 2 principal amount of the $505.0 million December 2023 promissory note, the company identified an embedded derivative related to a contingent exercisable prepayment feature of the promissory note, which allowed the noteholder to request up to a $50.0 million prepayment of the promissory note and accrued interest upon the occurrence of a specified transaction. After the debt extinguishment, the company concluded that this promissory note was issued at a substantial discount, so the embedded derivative that was contingently exercisable was required to be bifurcated and accounted separately from the debt host instrument. The fair value of the embedded derivative was estimated at $0.8 million as of December 31, 2023, using a “with and without” method, which assesses the likelihood and timing of the specified transaction to be triggered and result in a repayment. The estimated fair value was computed with the following unobservable assumptions:

As of Amendment Date December 29, 2023

Expected market yield	23.2%
Expected volatility	118.0%
Risk-free rate	4.8%
The fair value of Tranche 1 principal amount of the amended $505.0 million December 2023 promissory note, which had no noteholder conversion option, was estimated using discounted cash flow analyses, based on market rates available to the company for similar debt at issuance after consideration of default and credit risk and the level of subordination. The fair value of Tranche 2 of the amended promissory note, which was modified to include a noteholder conversion option, was determined based on a binomial lattice convertible note model. The analysis involved the construction of various intermediate lattices: stock price tree, conversion value tree, conversion probability tree, and discount rate tree. Since certain of the factors analyzed were considered to be unobservable inputs, both the discounted cash flow model and the lattice model are considered to be Level 3 valuations. The effective unamortized debt discount rate of the amended Tranche 1 and Tranche 2 principal amount of the $505.0 million December 2023 promissory note was 23.65% and 18.04%, respectively. The estimated fair value was computed with the following unobservable assumptions:

As of Amendment Date December 29, 2023

Expected market yield	23.2%
Expected volatility	118.0%
Risk-free rate	4.4%
The fair value of the $200.0 million September 2023 promissory note was determined using the binomial lattice model with the following unobservable assumptions:

As of Amendment Date December 29, 2023

Expected market yield	23.3%
Expected volatility	119.3%
Risk-free rate	5.2%
Prior to December 29, 2023, the $30.0 million March 2023 promissory note was accounted for under the ASC 825-10-15-4 FVO election. Under the FVO election, the note was initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. The estimated fair value of the convertible note was computed using the binomial lattice model with the following unobservable assumptions before it was modified on December 29, 2023. After the debt extinguishment, the note was accounted for under the amortized cost basis.
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As of Amendment Date December 29, 2023

Expected market yield	23.5%
Expected volatility	138.0%
Risk-free rate	5.2%
The change in the carrying value of this note was as follows (in thousands):

Fair value at issuance date, March 31, 2023	$29,850
Change in fair value	36,203
Gain on debt extinguishment with entities under common control	(36,053)
Carrying value, December 29, 2023	$30,000
(4)December 10, 2024 Debt Extinguishment
On December 10, 2024 in connection with an equity offering, the company and Nant Capital entered into a second amended and restated promissory note. Pursuant to the terms of the second amended and restated promissory note, Tranche 1 of the December 2023 Promissory Note with a principal amount of $125.0 million and Tranche 2 of the December 2023 Promissory Note with a principal amount of $380.0 million were combined into one convertible promissory note with a principal amount of $505.0 million with a maturity date of December 31, 2027. The $505.0 million December 2024 Promissory Note bears an interest rate of Term SOFR plus 8.0% per annum, payable on a quarterly basis. Pursuant to the terms of the second amended and restated promissory note, the noteholder, in its sole discretion, may convert all of the outstanding principal amount into shares of common stock at a conversion price of $5.4270 per share. In addition, the noteholder can request up to $50.0 million of the outstanding principal amount and accrued interest to be repaid upon consummation of a specified transaction. Also, on the same date, the company received a written notice from Nant Capital, the holder of the $30.0 million March 2023 Promissory Note due on December 31, 2025 and the $200.0 million September 2023 Promissory Note due on September 11, 2026 of its election to convert the entire outstanding principal and accrued interests of the such promissory notes into shares of the company’s common stock (the Converted Promissory Notes). As of such date, the total outstanding principal amount and accrued and unpaid interests due under the Converted Promissory Notes were converted into shares of the company’s common stock.
Since the $505.0 million December 2024 Promissory Note, together with the Converted Promissory Notes, were executed contemporaneously and in contemplation with one another with entities under common control, the company evaluated these transactions collectively as a single unit of account to accurately capture the economics of the transactions. The company determined the fair value of the conversion feature before and after the above transactions to assess whether there is a substantial change in fair value. The company used binomial lattice models for the “with” scenario and discounted cash flow model for the “without” scenario. The company determined that the fair value of the conversion feature before modification is substantially different than the fair value after modification, and as such, these transactions were accounted for as debt extinguishment in accordance with ASC 470-50. Under this model, the company calculated a gain on debt extinguishment of $10.4 million, which represents the difference between the: (a) fair value of the December 2024 Promissory Note and the reacquisition price of the Converted Promissory Notes on the date of conversion; and (b) carrying value of the extinguished debt, net of any unamortized related party notes discounts plus, the debt premium previously recognized in additional paid-in capital, on the consolidated statement of stockholders’ deficit as a result of the December 29, 2023 Debt Extinguishment. Since the debt was obtained from entities under common control, such gain on extinguishment was recorded in additional paid-in capital, on the consolidated statement of stockholders’ deficit.
Due to the conversion of the Converted Promissory Notes, the company also recorded $188.5 million in additional paid-in capital, on the consolidated statement of stockholders’ deficit as of December 31, 2024. This represents the difference between the reacquisition price of the Converted Promissory Notes on the date of conversion and the debt premium previously recognized in additional paid-in capital, on the consolidated statement of stockholders’ deficit as a result of the December 29, 2023 Debt Extinguishment.
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The estimated fair value of the Converted Promissory Notes were computed with the following unobservable assumptions at the amendment date on December 10, 2024:

	$30 million March 2023 Promissory Note	$200 million September 2023 Promissory Note

Binomial lattice model:
Expected market yield	18.5%	18.6%
Expected volatility	103.2%	118.6%
Risk-free rate	4.2%	4.2%

Discounted cash flow model:
Discount rate	18.5%	18.6%
The company elected the fair value option for recognizing the $505.0 million December 2024 Promissory Note under ASC 825-10-15-4. Under the FVO election, the note was initially measured at estimated fair value upon issuance and is remeasured at estimated fair value on a recurring basis at each reporting period date. The estimated fair value of the convertible note was computed using the following unobservable assumptions at the following dates:

	Immediately Before the Amendment on December 10, 2024	Immediately After the Amendment on December 10, 2024	As of December 31, 2024

Binomial lattice model:
Expected market yield	18.5%	18.7%	19.3%
Expected volatility	103.6%	115.1%	125.6%
Risk-free rate	4.2%	4.1%	4.3%

Discounted cash flow model:
Discount rate	18.5%	18.7%	19.3%
The change in the carrying value of this note was as follows (in thousands):

Fair value at issuance date, December 10, 2024	$518,378
Interest payment	(11,808)
Change in fair value, including $1.2 million related to instrument-specific credit risk	(44,693)
Ending fair value, at December 31, 2024	$461,877
The following tables summarize the interest expense for our related-party promissory notes during the years ended December 31, 2024 and 2023 (in thousands):

	Year Ended December 31, 2024
	Interest Expense	Debt Discount Amortization

$505 million December 2024 Promissory Note	$3,585	$—
$505 million December 2023 Promissory Note Tranche 1	15,281	8,454
$505 million December 2023 Promissory Note Tranche 2	44,658	14,133
$30 million March 2023 Promissory Note	3,667	—
$200 million September 2023 Promissory Note	24,810	—
Total	$92,001	$22,587
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	Year Ended December 31, 2023
	Interest Expense	Debt Discount Amortization

$300 million December 2021 Promissory Note (1)	$39,653	$27,967
$125 million August 2022 Promissory Note (1)	16,521	5,962
$50 million December 2022 Promissory Note (1)	6,609	478
$30 million March 2023 Promissory Note (1)	4,590	—
$30 million June 2023 Promissory Note	2,096	258
$200 million September 2023 Promissory Note	8,185	2,586
Related-Party Fixed-Rate Promissory Notes	8,799	5,145
Total	$86,453	$42,396
_______________

(1)
Balances include the amortization of debt discount totaling $0.5 million recorded during the period from December 29, 2023 to December 31, 2023. The interest expense recorded during this period was $0.4 million.

Other Related-Party Agreements and Arrangements
All references to consolidated financial statements in this section relate to the audited consolidated financial statements of ImmunityBio, Inc. and subsidiaries that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025.
We conduct business with several affiliates under written agreements and informal arrangements. Below is a summary of outstanding balances and a description of significant relationships (in thousands):

	As of December 31,
	2024	2023

Due from related party–NantBio	$—	$1,294
Due from related party–NantWorks	161	541
Due from related party–Brink	59	62
Due from related parties–Various	73	122
Total due from related parties	$293	$2,019

Due to related party–NantBio	$—	$943
Due to related party–Duley Road	134	136
Due to related party–the Clinic	21	57
Due to related parties–Various	18	—
Total due to related parties	$173	$1,136
Our Founder, Executive Chairman and Global Chief Scientific and Medical Officer also founded and has a controlling interest in NantWorks, which is a collection of companies in the healthcare and technology space. As described below, we have entered into arrangements with NantWorks and certain affiliates of NantWorks, to facilitate the development of new immunotherapies for our product pipeline. Affiliates of NantWorks are also affiliates of the company due to the common control by and/or common ownership interest of our Founder, Executive Chairman, Global Chief Scientific and Medical Officer, and principal stockholder.
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NantWorks, LLC
Shared Services Agreement
Under the amended and restated shared services agreement with NantWorks dated as of June 2016, but effective as of August 2015, NantWorks, a related party, provides corporate, general and administrative, certain research and development, and other support services to us, and we provide certain of such services to them. The receiving party is charged for the services at cost plus reasonable allocations of employee benefits, facilities and other direct or fairly allocated indirect costs that relate to the employees providing the services. During the years ended December 31, 2024, 2023 and 2022, we recorded $2.6 million, $3.3 million and $3.8 million, respectively, in selling, general and administrative expense, and $3.3 million, $2.2 million, and $0.9 million, respectively, of expense reimbursements under this arrangement in research and development expense, on the consolidated statements of operations. These amounts exclude certain general and administrative expenses provided by third-party vendors directly for our benefit, which were reimbursed to NantWorks based on those vendors’ invoiced amounts without markup by NantWorks.
As of December 31, 2024 and 2023, we had a receivable of $0.2 million and $0.5 million, respectively, for all agreements with NantWorks, which are included in due from related parties, on the consolidated balance sheets. We also recorded $3.0 million and $1.0 million of prepaid expenses for various services that we expect will be passed through to the company from NantWorks as of December 31, 2024 and 2023, respectively, which are included in prepaid expenses and other current assets, on the consolidated balance sheets.
Facility License Agreement
In 2015, we entered into a facility license agreement with NantWorks for approximately 9,500 rentable square feet of office space in Culver City, California, which was converted to a research and development laboratory and a cGMP manufacturing facility. In 2020, we amended this agreement to extend the term of this license agreement through December 31, 2021. Commencing January 1, 2022, the license fee increased by 3% to approximately $56,120 per month.
On May 6, 2022, we amended our facility license agreement with NantWorks to expand the licensed premises by 36,830 rentable square feet to an aggregate total of 46,330 rentable square feet. Effective May 1, 2022, the license fee is approximately $273,700 per month, which is subject to a 3% increase commencing on January 1 of each year. The space continues to be rented on a month-to-month basis, which can be terminated by either party with at least 30 days’ prior written notice to the other party. During the years ended December 31, 2024, 2023 and 2022, we recorded license fee expense for this facility totaling $3.5 million, $3.4 million, and $2.4 million, respectively, in research and development expense, on the consolidated statements of operations.
Immuno-Oncology Clinic, Inc.
We have entered into multiple agreements with the Clinic to conduct clinical trials related to certain of our product candidates. The Clinic is a related party as it is owned by an officer of the company and NantWorks manages the administrative operations of the Clinic.
In 2021, we completed a review of alternative structures that could support our more complex clinical trial requirements and made a decision to explore a potential transition of clinical trials at the Clinic to a new structure (including contracting with a new, non-affiliated professional corporation) to be determined and agreed upon by all parties. We continue discussions with potential partners around such alternative structures.
Related to clinical trial and transition services provided by the Clinic, during the years ended December 31, 2024, 2023 and 2022, we recorded $2.6 million, $2.2 million, and $2.4 million, respectively, in research and development expense, on the consolidated statements of operations. As of December 31, 2024 and 2023, we owed the Clinic an immaterial amount and $0.1 million, respectively, which are included in due to related parties, on the consolidated balance sheets.
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Brink Biologics, Inc.
In 2015, we entered into an agreement with Brink whereby we granted Brink worldwide exclusive licenses for the use of certain cell lines and intellectual property in non-clinical laboratory testing. Brink is a related party as our Founder, Executive Chairman and Global Chief Scientific and Medical Officer, and our Chief Corporate Affairs Officer and member of our Board of Directors, collectively own more than 50% of Brink’s outstanding shares. During the years ended December 31, 2024, 2023 and 2022, we recognized revenue of an immaterial amount related to this license.
NantBio, Inc.
In August 2018, we entered into a supply agreement with NCSC, a 100% owned subsidiary of NantBio. Under this agreement, we agreed to supply VivaBioCell’s proprietary GMP-in-a-Box bioreactors and related consumables, made according to specifications mutually agreed to with both companies. The agreement had an initial term of five years and renews automatically for successive one-year terms unless terminated by either party in the event of material default upon prior written notice of such default and the failure of the defaulting party to remedy the default within 30 days of the delivery of such notice, or upon 90 days’ prior written notice by NCSC.
During the years ended December 31, 2024, 2023 and 2022, we recognized no revenue. As of December 31, 2024 and 2023, we recorded $0.1 million of deferred revenue for bioreactors that were delivered but not installed in accrued expenses and other liabilities, on the consolidated balance sheets. As of December 31, 2023, we recorded a payable of $0.9 million in due to related parties, on the consolidated balance sheet related to this agreement. The payable was settled as of June 30, 2024.
In 2018, we entered into a shared service agreement pursuant to which we are charged for services at cost, without mark-up or profit by NantBio, but including reasonable allocations of employee benefits related to the employees providing the services. In April 2019, we agreed with NantBio to transfer certain NantBio employees and associated research and development projects to the company. As of December 31, 2023, we recorded a receivable of $1.3 million in due from related parties, on the consolidated balance sheet for amounts we paid on behalf of NantBio during the year ended December 31, 2019. The receivable was settled as of June 30, 2024.
605 Doug St, LLC
In 2016, we entered into a lease agreement with 605 Doug St, LLC, an entity owned by our Founder, Executive Chairman and Global Chief Scientific and Medical Officer, for approximately 24,250 rentable square feet in El Segundo, California, which has been converted to a research and development laboratory and a cGMP manufacturing facility. The lease term was from July 2016 through July 2023. In June 2023, we exercised the option to extend the lease for one additional three-year term through July 2026. The base rent is approximately $72,385 per month, with annual increases of 3% that began in July 2017. During the years ended December 31, 2024, 2023 and 2022, we recorded lease expense for this facility of $0.9 million in research and development expense, on the consolidated statements of operations.
Duley Road, LLC
In 2017, we entered into a lease agreement with Duley Road, a related party that is indirectly controlled by our Founder, Executive Chairman and Global Chief Scientific and Medical Officer, for approximately 11,980 rentable square feet of office and cGMP manufacturing facility space in El Segundo, California. The lease term was originally from February 2017 through October 2024. We had and continue to have the option to extend the initial term for two consecutive five-year periods through October 2034. The base rent is approximately $40,700 per month, with annual increases of 3%. Effective October 3, 2023, we exercised the first option to extend the lease for one additional five-year term through October 31, 2029.
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Effective in January 2019, we entered into two lease agreements with Duley Road for a second building located in El Segundo, California. The first lease is for the first floor of the building with approximately 5,650 rentable square feet. The lease has a seven-year term that commenced in September 2019. The second lease is for the second floor of the building with approximately 6,488 rentable square feet. The lease has a seven-year term that commenced in July 2019. Both floors of the building are used for research and development and office space. We have options to extend the initial terms of both leases for two consecutive five-year periods through 2036. The base rent for the two leases is approximately $35,800 per month, with annual increases of 3%.
During the years ended December 31, 2024, 2023 and 2022, we recorded rent expense for these leases totaling $1.0 million, $0.9 million, and $0.8 million, respectively, in research and development expense, on the consolidated statements of operations. As of December 31, 2024 and 2023, we recorded $0.1 million of lease-related payables to Duley Road in due to related parties, on the consolidated balance sheets.
605 Nash, LLC
In February 2021, but effective on January 1, 2021, we entered into a lease agreement with 605 Nash, a related party, whereby we leased approximately 6,883 rentable square feet (the Initial Premises) in a two story mixed use building containing approximately 64,643 rentable square feet at 605-607 Nash Street in El Segundo, California. This facility is used primarily for pharmaceutical development and manufacturing purposes. The lease term commenced in January 2021 and was originally set to expire in December 2027 and included an option to extend the lease for one three-year term through December 2030. The base rent is approximately $20,300 per month with an annual increase of 3% on January 1 of each year during the initial term, and if applicable, during the option term. In addition, under the agreement, we are required to pay our share of estimated property taxes and operating expenses.
In May 2021, but effective on April 1, 2021, we entered into an amendment to our Initial Premises lease with 605 Nash. The amendment expanded the leased square feet by approximately 57,760 rentable square feet (the Expansion Premises). The lease term of the Expansion Premises commenced in April 2021 and expires in March 2028, whereby the company has one option to extend the initial term for three years. Per the terms of the amendment, the term of the Initial Premises lease was extended for an additional three months and now expires on March 31, 2028. Base rent for the Expansion Premises is approximately $170,400 per month with annual increases of 3% on April 1 of each year. We are responsible for the buildout of the facility space and associated costs.
During the years ended December 31, 2024, 2023 and 2022, we recorded rent expense for the Initial and Expansion Premises leases totaling $2.2 million in research and development expense, on the consolidated statements of operations. The terms of initial and amended leases provided for tenant improvement allowances totaling $2.9 million for costs and expenses related to improvements made by us to the Initial and Expansion Premises, which was received from the landlord in 2023.
557 Doug St, LLC
After transferring all outstanding membership interests in 557 Doug St, LLC to Nant Capital (a related party controlled by Dr. Soon-Shiong) in September 2021, we entered into a lease agreement with Nant Capital for the improved property located at 557 South Douglas Street, El Segundo, California with a building area of approximately 36,434 rentable square feet (the Douglas Property). Pursuant to the terms of the agreement, we leased back the Douglas Property for an initial lease term of seven years, which commenced on September 27, 2021. The monthly base rent under the lease was approximately $81,976 per month with an annual increase of 3% on October 1 of each year beginning in 2022 during the initial term. For the first two years under the lease, we would not be charged rent; we would begin paying rent on October 1, 2023 at the current monthly base rent. We prepaid the first month rent and security deposit totaling $0.2 million upon execution of the lease.
Effective May 31, 2022, we executed a lease termination agreement with Nant Capital under which we received a full refund of the first month’s rent and security deposit totaling $0.2 million that we paid upon execution of the lease. Prior to the termination of the lease, we recorded rent expense of $0.4 million during the year ended December 31, 2022 in research and development expense, on the consolidated statement of operations. During the year ended December 31, 2022, we recognized a gain of $0.6 million on the disposal of this lease in other income (expense), net, on the consolidated statement of operations.
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420 Nash, LLC
On September 27, 2021, we entered into a lease agreement with 420 Nash, LLC, a related party, whereby we leased an approximately 19,125 rentable square foot property located at 420 Nash Street, El Segundo, California, to be used primarily for the warehousing and storage of drug manufacturing supplies, products and equipment and ancillary office space.
Under the terms of the lease agreement, the lease term began on October 1, 2021 and expires on September 30, 2026. The base rent is approximately $38,250 per month with an annual increase of 3% on October 1 of each year beginning in 2022 during the initial term. The company is responsible for the payment of real property taxes, repairs and maintenance, improvements, insurance, and operating expenses during the term of the lease. We received a rent abatement for the first month of the lease, and a one-time improvement allowance of $15,000 from the landlord that was credited against base rent obligations for the second month of the lease.
The company has options to extend the lease term for two additional consecutive periods of five years each. At the beginning of each option term, the initial monthly base rent will be adjusted to market rent (as defined in the lease agreement) with an annual increase of 3% during the option term. We have included the first option to extend the lease term for five years as part of the initial term of the lease as it is reasonably certain that we will exercise the option, which implies lease expiration in September 2031. During the years ended December 31, 2024, 2023 and 2022, we recorded rent expense for this lease totaling $0.5 million in research and development expense, on the consolidated statements of operations.
23 Alaska, LLC
On May 6, 2022, we entered into a lease agreement with 23 Alaska, LLC, a related party, for a 47,265 rentable square foot facility located at 2335 Alaska Ave., El Segundo, California, to be used primarily for pharmaceutical development and manufacturing, research and development, and office space.
Under the terms of the agreement, the lease term began on May 1, 2022 and was to expire on April 30, 2027. The base rent was approximately $139,400 per month with an annual increase of 3% on May 1 of each year beginning in 2023 during the initial term. We were also required to pay $7,600 per month for parking during the initial term. The company was responsible for the payment of real property taxes, repairs and maintenance, improvements, insurance, and operating expenses during the term of the lease.
The company was responsible for the costs associated with the buildout of the premises and was to receive a one-time tenant improvement allowance of approximately $0.9 million from the landlord. As of December 31, 2022, we re-evaluated plans for the future development of the facility and deemed it unlikely to claim any of the allowance during the reimbursement time frame. As such, during the year ended December 31, 2022 we wrote off the entire allowance receivable of $0.9 million.
Effective August 31, 2023, we executed a lease termination agreement with the lessor under which we received a full refund of the security deposit totaling $0.1 million that we paid upon execution of the lease. During the years ended December 31, 2023 and 2022, we recorded $1.2 million of rent expense for this lease in research and development expense, on the consolidated statements of operations. During the year ended December 31, 2023, we recognized a gain of $0.6 million on the disposal of this lease in research and development expense, on the consolidated statement of operations.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
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Policies for Approval of Related-Party Transactions
We have adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of related-party transactions. For purposes of our policy only, a “related-party transaction” is a past, present, or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee or director. A “related party,” includes any executive officer, director or nominee to become director, and any holder of more than 5% of our common stock, including any immediate family members of such persons. Any related-party transaction may only be consummated if approved by the Related Party Transaction Committee in accordance with the policy guidelines set forth below.
Under the policy, where a transaction has been identified as a related-party transaction, management must present information regarding the proposed related-party transaction to the Related Party Transaction Committee for review and approval during a committee meeting. In considering related-party transactions, the Related Party Transaction Committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Other Matters

Stockholder Proposals for the 2026 Annual Meeting
Proposals Pursuant to Rule 14a-8. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2026 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary at our principal executive offices so that they are received no later than the close of business (5:30 p.m. Pacific Time) on January 1, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
Director Nominations Pursuant to our Bylaws. It is the policy of the Governance Committee to consider recommendations for candidates to the Board from stockholders holding no less than 1% of the outstanding shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination.
A stockholder that wishes to recommend a candidate for consideration by the Governance Committee as a potential candidate for director must direct the recommendation in writing to our Corporate Secretary at our principal executive offices, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of the company’s common stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our common stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. The Governance Committee will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.
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Advance Notice Procedures for 2026 Annual Meeting. In order to be brought before our 2026 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2026 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our Corporate Secretary at our principal executive offices not less than 45 days and not more than 75 days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our Corporate Secretary at our principal executive offices:
•not earlier than February 15, 2026 and
•not later than March 17, 2026.
In the event that we hold our 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2025 Annual Meeting, then such written notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting, or
•the 10th day following the day on which public announcement of the date of such meeting is first made.
To be in proper written form, a stockholder’s notice and/or proposals must include the specified information concerning the proposal or nominee as described in our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Notices and/or proposals should be addressed to our Corporate Secretary at our principal executive offices.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than 60 calendar days prior to the anniversary date of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, the Corporate Secretary must receive notice under SEC Rule 14a-19 no later than April 20, 2026. Please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws described above.

Availability of Bylaws
A copy of our bylaws may be obtained by accessing the company’s filings on the SEC’s website at sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Code of Global Business Conduct and Ethics
The Board has adopted a written Code of Global Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the Code of Global Business Conduct and Ethics is available on our website, ir.immunitybio.com under “Corporate Governance.” If we make any substantive amendments to, or grant any waivers from, the Code of Global Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver and provide a copy of any amendments on our website.
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Insider Trading Policies and Procedures
ImmunityBio, and its subsidiaries, has adopted a written Insider Trading Policy that applies to its directors, officers, employees, consultants, contractors or advisors, both inside and outside of the United States. This policy also covers such person’s immediate family members, persons with whom they share a household, persons who are their economic dependents, and any entity whose transactions in securities they influence, direct or control. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. A copy of the Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Policies and Practices Related to the Grant of Certain Equity Awards
Our Board and Compensation Committee do not take material non-public information into account when determining the timing and terms of any grants of equity awards, including stock option grants. The timing of any equity awards to recipients in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). We have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
No option awards were issued to executive officers in the fiscal year ended December 31, 2024 during any period beginning four business days before the filing of a periodic report or Current Report on Form 8-K disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Householding of Proxy Materials
Beneficial owners of common stock who share a single address will receive only one copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as the case may be, unless their broker, bank, or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial stockholder(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, we will have a separate copy promptly delivered to them upon their written or oral request. To make the request, they may contact Broadridge, either by calling 866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and including their name, the name of their broker, or other nominee, and their account number(s). Beneficial owners may also contact Broadridge if they received multiple copies of the proxy materials and prefer to receive a single copy in the future.

No Incorporation by Reference
This report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the company under the Securities Act, except to the extent the company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference.
We maintain a website at ir.immunitybio.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
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We know of no other matters to be submitted at the 2025 Annual Meeting. If any other matters properly come before the 2025 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

The Board of Directors

San Diego, California
April 29, 2025
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Appendix A
IMMUNITYBIO, INC.
2025 EQUITY INCENTIVE PLAN
1.Purposes of the Plan; Award Types.
(a)Purposes of the Plan. The purposes of this Plan are to attract and retain personnel for positions with the Company Group, to provide additional incentive to Employees, Directors, and Consultants (collectively, “Service Providers”), and to promote the success of the Company’s business.
(b)Award Types. The Plan permits the grant of Incentive Stock Options to any ISO Employee and the grant of Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Awards to any Service Provider.
2.Definitions. The following definitions are used in this Plan:
(a)“Administrator” means the Board or any Committee that, from time to time, administers the Plan in whole or in part in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares, including requirements under:
(i)U.S. federal and state corporate laws,
(ii)U.S. federal and state securities laws,
(iii)U.S. federal and state tax laws, including the Code,
(iv)any stock exchange or quotation system on which the Common Stock is listed or quoted, and
(v)only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where such Award or Awards are, or will be, granted under the Plan.
Reference to a section of an Applicable Law or regulation related to that section includes that section or regulation, any valid regulation or formal regulatory guidance of general or direct applicability promulgated under that section, and any comparable provision of any future legislation, regulation, or formal regulatory guidance of general or direct applicability amending, supplementing or superseding that section or regulation.
(c)“Award” means a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the
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Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this Section 2(f)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For purposes of this Section 2(f)(ii), if any Person is considered already to be in effective control of the Company, the acquisition of additional control of the Company by the same Person during the 12-month period will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, that for this Section 2(f)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:
(1)a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or
(2)a transfer of assets by the Company to:
(A)a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,
(B)an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,
(C)a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or
(D)an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in Section 2(f)(iii)(2)(A) to Section 2(f)(iii)(2)(C).
For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of doubt, wholly-owned subsidiaries of the Company shall not be considered “Persons” for purposes of this Section 2(f).
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(iv)A transaction will not be a Change in Control:
(1)unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or
(2)if a primary purpose is to (x) change the jurisdiction of the Company’s incorporation, or (y) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended.
(h)“Committee” means a committee of one or more Directors and/or other individuals satisfying Applicable Laws appointed by the Board or a duly authorized committee of the Board in accordance with Section 4 of the Plan.
(i)“Common Stock” means the common stock of the Company.
(j)“Company” means ImmunityBio, Inc., a Delaware corporation, or any of its successors.
(k)“Company Group” means the Company, any Parent or Subsidiary of the Company, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.
(l)“Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted. For purposes of clarity, engagement through a third party to render bona fide services to a member of the Company Group is considered engagement by such member of the Company Group for purposes of this definition.
(m)“Director” means a member of the Board.
(n)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)“Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the dividends or other distributions paid or provided on one Share for each Share represented by an Award of Restricted Stock Units or Performance Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.
(p)“Employee” means any person, including Officers and Directors, treated by any member of the Company Group as an employee. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company (such an Employee, an “ISO Employee”). Neither service as a Director nor payment of a director’s fee by the Company will be sufficient on its own to constitute “employment” by the Company.
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(q)“Exchange Act” means the U.S. Securities Exchange Act of 1934.
(r)“Exchange Program” means a program under which (i) outstanding Awards may be surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and/or different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(s)“Exercise Price” means the price payable per Share to exercise an Award.
(t)“Expiration Date” means the last possible day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed before midnight U.S. Pacific Time between the Expiration Date and the following date.
(u)“Fair Market Value” means, as of any date, the value of a Share, determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value is the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)If there is no established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other day other than a Trading Day, the Fair Market Value will be the price as determined under subsections (u)(i) or (u)(ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of a Share for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of Tax Withholding Obligations may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.
(v)“Fiscal Year” means a fiscal year of the Company.
(w)“Grant Date” means the date an Award is granted pursuant to the Plan as described in Section 4(c).
(x)“Incentive Stock Option” means an Option that is intended to qualify and by its terms does qualify as an incentive stock option within the meaning of Code Section 422.
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(y)“Legal Beneficiary” means (i) if permitted by the Administrator, the person designated by the Participant as the Participant’s beneficiary prior to the Participant’s death, pursuant to a form acceptable to the Administrator, in its sole discretion, or (ii) if no such beneficiary has been designated by the Participant prior to the Participant’s death, the personal representative of the Participant’s estate or the person(s) to whom the Participant’s Award is transferred in accordance with the laws of descent and distribution.
(z)“Non-statutory Stock Option” means an Option that by its terms either does not qualify or is not designated as an Incentive Stock Option.
(aa)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(bb)“Option” means a right to acquire Shares granted under Section 6.
(cc)“Outside Director” means a Director who is not an Employee.
(dd)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e). Unless the context reasonably requires otherwise, references in the Plan or an Award Agreement to “Parent” will refer to a Parent of the Company.
(ee)“Participant” means the holder of an Award.
(ff)“Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.
(gg)“Performance Period” means Performance Period as defined in Section 10(a)
(hh)“Period of Restriction” means a period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore that those Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ii)“Plan” means this 2025 Equity Incentive Plan.
(jj)“Prior Plan” means the Company’s 2015 Equity Incentive Plan, as amended from time to time.
(kk)“Restricted Stock” means Shares issued pursuant to an Award under Section 8 or issued pursuant to the early exercise of an Option or Stock Appreciation Right.
(ll)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value, granted under Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(mm)“Section 409A” means Code Section 409A.
(nn)“Securities Act” means the U.S. Securities Act of 1933.
(oo)“Service Provider” means an Employee, Director or Consultant.
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(pp)“Share” means a share of Common Stock as adjusted in accordance with Section 13 of the Plan.
(qq)“Stock Appreciation Right” means an Award granted under Section 7.
(rr)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f). Unless the context reasonably requires otherwise, references in the Plan or an Award Agreement to “Subsidiary” will refer to a Subsidiary of the Company.
(ss)“Tax Withholding Obligations” means tax, social insurance and social security liability or premium obligations in connection with the Awards, including, without limitation, (i) all federal, state, and local income, employment, fringe benefit and any other taxes (including the Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that the Company or any Parent or Subsidiary of the Company has either agreed to withhold or has an obligation to withhold, and (ii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to bear, with respect to such Award, the Shares subject to, or other amounts or property payable under, an Award, or otherwise associated with or related to participation in the Plan and with respect to which the Company or any Parent or Subsidiary of the Company has either agreed to withhold or has an obligation to withhold.
(tt)“Ten Percent Owner” means an Employee who, at the time an Incentive Stock Option is granted to such Employee, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, as determined in accordance with Code Section 422.
(uu)“Trading Day” means a day that the primary stock exchange, national market system or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator in its sole discretion) is open for trading.
(vv)“Transaction” means a Change in Control or merger of the Company with or into another entity.
(3)Stock Subject to the Plan.
(a)Allocation of Shares to Plan. The maximum aggregate number of Shares that may be subject to Awards and issued or sold under the Plan is:
(i)46,088,027 Shares, plus
(ii)any Shares subject to awards granted under the Prior Plan that, on or after the date of stockholder approval of this Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to this Plan under this clause (ii) equal to 32,856,175 Shares, plus
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(iii)any additional Shares that become available for issuance under the Plan under Section 3(b).
The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.
(b)Share Reserve Return.
(i)Options and Stock Appreciation Rights. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan.
(ii)Stock Appreciation Rights. Shares issued upon the exercise of a Stock Appreciation Right (i.e., the net Shares issued) will not become available for future issuance under the Plan; all remaining Shares originally subject to the Stock Appreciation Right will become available for future issuance under the Plan.
(iii)Full-Value Awards. Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, or stock-settled Performance Awards that are reacquired by, or forfeited to, the Company due to failure to vest will become available for future issuance under the Plan.
(iv)Withheld Shares. Shares used to pay the exercise price of an Award or to satisfy Tax Withholding Obligations related to an Award will become available for future issuance under the Plan.
(v)Cash-Settled Awards. If any portion of an Award under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan and if such Award was denominated in Shares, the underlying Shares will become available for future issuance under the Plan.
(c)Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 300% of the aggregate Share number stated in Section 3(a) plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under Section 3(b).
(d)Adjustment. The numbers provided in Sections 3(a) and 3(c) will be adjusted as a result of changes in capitalization and any other adjustments under Section 13.
(e)Substitute Awards. If the Administrator grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or that becomes a part of any member of the Company Group, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan.
(f)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as is sufficient to satisfy the requirements of the Plan.
(4)Administration of the Plan.
(a)Procedure.
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(i)Different Committees may administer the Plan with respect to different groups of Service Providers.
(ii)To the extent permitted by Applicable Laws, the Board or a Committee of the Board may delegate to one or more individuals the authority to exercise some or all powers of the Administrator.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and, in the case of a Committee or delegated individuals under Section 4(a)(ii) of the Plan, subject to the specific duties delegated or limitations specified, the Administrator will have the authority, in its sole discretion, to:
(i)determine Fair Market Value;
(ii)approve forms of Award Agreements for use under the Plan;
(iii)determine the Awards to be granted hereunder from time to time and select the Service Providers to whom such Awards are granted;
(iv)determine the number of Shares to be covered by each Award granted hereunder;
(v)determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including but not limited to the exercise price, the time or times when the Award may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding the Award or the Shares relating thereto, based in each case on such factors as the Administrator may determine;
(vi)temporarily suspend the exercisability of any Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes (including, if applicable, a determination of whether a termination of a Participant’s status as a Service Provider is for “cause” (as defined in the applicable Award Agreement) that results in the forfeiture of the vested portion of an Award held by such Participant, to the extent provided in the applicable Award Agreement) or to comply with Applicable Laws, provided that, to the extent permitted by Applicable Laws, such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award;
(vii)institute and determine the terms and conditions of an Exchange Program, including, subject to Section 19(c), implementing an Exchange Program unilaterally without the consent of the applicable Award holder(s) or the stockholders of the Company;
(viii)construe and interpret the terms of the Plan and all Awards granted pursuant to the Plan;
(ix)establish, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations and sub-plans for the purposes of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or obtaining tax-favorable treatment for Awards granted to Service Providers located outside the U.S., in each case as the Administrator may deem necessary or advisable;
(x)modify or amend each Award (subject to Section 19), including the authority to extend the post-termination exercisability period of any Awards and to extend the maximum term of an Option (subject to Section 6(d);
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(xi)allow Participants to satisfy Tax Withholding Obligations in any manner permitted by Section 16;
(xii)determine whether Awards will be settled in Shares, cash or in any combination thereof;
(xiii)make all other determinations deemed necessary or advisable for administering the Plan, including authorizing any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective; and
(xiv)allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under an Award.
(c)Grant Date. The Grant Date of an Award will be the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.
(d)Waiver. The Administrator may waive any terms, conditions or restrictions.
(e)Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be canceled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.
(f)Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
(g)Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
(h)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and other persons and will be given the maximum deference permitted by Applicable Laws. A prior decision, determination or interpretation with respect to the Plan or an Award made by a person who had not been delegated proper authority to make such decision, determination or interpretation will have effect as of the time it was originally made if and to the extent that the Board or a Committee of the Board formally adopts such prior decision, determination or interpretation.
(5)Eligibility. Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards may be granted to all types of Service Providers. Incentive Stock Options may be granted only to ISO Employees.
(6)Stock Options.
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(a)Stock Option Award Agreement. Each Option will be evidenced by an Award Agreement that specifies the number of Shares subject to the Option, its Exercise Price, its Expiration Date, and such other terms and conditions as the Administrator determines. Each Option will be designated as either an Incentive Stock Option or a Non-statutory Stock Option. An Option not designated as an Incentive Stock Option is a Non-statutory Stock Option.
(b)Exercise Price. The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator and stated in the Award Agreement, subject to the following:
(i)In the case of an Incentive Stock Option:
(1)granted to a Ten Percent Owner, the Exercise Price for the Shares to be issued will be no less than 110% of the Fair Market Value on the date of grant; and
(2)granted to any ISO Employee other than a Ten Percent Owner, the Exercise Price for the Shares to be issued will be no less than 100% of the Fair Market Value on the date of grant.
(ii)In the case of a Non-statutory Stock Option, the Exercise Price for the Shares to be issued will be no less than 100% of the Fair Market Value on the date of grant.
(iii)Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a) or (ii) if the applicable Service Provider receiving the Option is located in a non-U.S. country or jurisdiction and, to the knowledge of the Company, is not subject to the income tax laws of the United States.
(c)Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option. Unless the Administrator determines otherwise, the consideration may consist of any one or more or combination of the following, to the extent permitted by Applicable Laws:
(i)Cash (including a wire transfer or other cash equivalents);
(ii)check (or its equivalent);
(iii)promissory note, if and to the extent approved by the Administrator;
(iv)other Shares that have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this will include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares;
(v)consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options that has been approved by the Administrator, if and to the extent permitted by the Company with respect to a particular Award;
(vi)consideration received by the Company under a net exercise arrangement under which Shares are withheld from otherwise deliverable Shares that has been approved by the Administrator, if and to the extent permitted by the Company with respect to a particular Award; and
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(vii)any other consideration or method of payment to issue Shares (provided that other forms of considerations may only be approved by the Administrator).
The Administrator has the power to remove or limit any of the above forms of consideration for exercising an Option, except for the payment of cash, at any time, including after the grant of an Option, in its sole discretion.
(d)Term of Option. The term of each Option will be determined by the Administrator and stated in the Award Agreement, provided that, in the case of an Incentive Stock Option: (a) granted to a Ten Percent Owner, the Option may not be exercisable after the expiration of five years from the date such Option is granted, or such shorter term as may be provided in the Award Agreement; and (b) granted to an ISO Employee other than a Ten Percent Owner, the Option may not be exercisable after the expiration of ten years from the date such Option is granted term, or such shorter term as may be provided in the Award Agreement.
(e)Incentive Stock Option Limitations.
(i)To the extent that the aggregate fair market value of the shares with respect to which incentive stock options under Code Section 422(b) are exercisable for the first time by a Participant during any calendar year (under all plans and agreements of the Company Group) exceeds $100,000, the incentive stock options whose value exceeds $100,000 will be treated as non-statutory stock options. Incentive stock options will be considered in the order in which they were granted. For this purpose, the fair market value of the shares subject to an option will be determined as of the grant date of each option.
(ii)If an Option is designated in the Administrator action that granted it as an Incentive Stock Option but the terms of the Option do not comply with Sections 6(b) and 6(d), then the Option will not qualify as an Incentive Stock Option.
(f)Exercise of Option. An Option is exercised when the Company receives: (x) a notice of exercise (in such form and in accordance with the procedures as the Administrator may specify from time to time) from the person entitled to exercise the Option and (y) full payment for the Shares with respect to which the Option is exercised (together with applicable Tax Withholding Obligations). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, despite the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. Unless otherwise provided by the Administrator, an Option may not be exercised for a fraction of a Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided in Section 3(b)) and for purchase under the Option, by the number of Shares as to which the Option is exercised.
(i)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within 30 days of such cessation, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent that the Option is vested on the date of cessation; provided that, if so determined by the Administrator and specified in the applicable Award Agreement, if a Participant ceases to be a Service Provider as a result of the termination of the Participant’s status as a Service Provider for “cause” (as defined in the applicable Award Agreement), the period of time in which the Participant may exercise the Participant’s Option may be less than 30 days following such cessation or the Option (including any portion of the Option that has vested) may immediately terminate upon such cessation. Unless otherwise provided by the Administrator, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the
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Plan on the date of cessation. If after cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by that Option will revert to the Plan.
(ii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within 6 months of cessation, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent the Option is vested on the date of cessation. Unless otherwise provided by the Administrator, if on the date of cessation due to Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date of cessation. If after cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by that Option will revert to the Plan.
(iii)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within 6 months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent that the Option is vested on the date of death, by the deceased Participant’s Legal Beneficiary. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation due to death the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date of cessation. If after cessation the Participant’s Legal Beneficiary does not exercise the Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. If the Option is exercised pursuant to this Section 6(f)(iii), the deceased Participant’s Legal Beneficiary will be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the deceased Participant.
(g)Expiration of Options. Subject to Section 6(d), an Option’s Expiration Date will be set forth in the Award Agreement. An Option may expire before its expiration date under the Plan (including pursuant to Sections 6(f), 13, 14, or 17(d)) or under the Award Agreement.
(h)Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions; provided that this tolling of expiration shall not apply if and to the extent the holder of such Option is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Option would be subject to additional taxation under Section 409A. If this would result in the Option remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 14, the Option will remain exercisable only until the end of the later of (i) the first day on which its exercise would not be prevented by Section 20(a) and (ii) its Expiration Date.
7.Stock Appreciation Rights.
(a)Stock Appreciation Right Award Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the number of Shares subject to the Stock Appreciation Right, its per share Exercise Price, its Expiration Date, and such other terms and conditions as the Administrator determines.
(b)Exercise Price. The Exercise Price of a Stock Appreciation Right will be determined by the Administrator, subject to the following:
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(i)The Exercise Price will be no less than 100% of the Fair Market Value on the date of grant.
(ii)Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an Exercise Price of less than 100% of the Fair Market Value on the date of grant (1) pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a) or (2) if the applicable Service Provider receiving the Stock Appreciation Right is located in a non-U.S. country or jurisdiction and, to the knowledge of the Company, is not subject to the income tax laws of the United States.
(c)Payment of Stock Appreciation Right Amount. Payment upon Stock Appreciation Right exercise may be made in cash, in Shares (which, on the date of exercise, have an aggregate fair market value equal to the amount of payment to be made under the Award), or any combination of cash and Shares, with the determination of form of payment made by the Administrator. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to:
(i)the excess, if any, of the fair market value per Share on the date of exercise over the Exercise Price multiplied by
(ii)the number of Shares with respect to which the Stock Appreciation Right is exercised.
(d)Term of Stock Appreciation Right. The term of each Stock Appreciation Right will be determined by the Administrator and stated in the Award Agreement.
(e)Exercise of Stock Appreciation Right. A Stock Appreciation Right is exercised when the Company receives a notice of exercise (in such form as the Administrator may specify from time to time) from a person entitled to exercise the Stock Appreciation Right. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, despite the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. Unless provided otherwise by the Administrator, a Stock Appreciation Right may not be exercised for a fraction of a Share. Exercising a Stock Appreciation Right in any manner will decrease the number of Shares thereafter available under the Stock Appreciation Right by the number of Shares as to which the Stock Appreciation Right is exercised.
(f)Expiration of Stock Appreciation Rights. A Stock Appreciation Right’s Expiration Date will be set forth in the Award Agreement. A Stock Appreciation Right may expire before its expiration date under the Plan (including pursuant to Sections 13, 14, or 17(c)) or under the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.
(g)Tolling of Expiration. If exercising a Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions; provided that this tolling of expiration shall not apply if and to the extent the holder of such Stock Appreciation Right is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Stock Appreciation Right would be subject to additional taxation under Section 409A. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 14, the
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Stock Appreciation Right will remain exercisable only until the end of the later of (i) the first day on which its exercise would not be prevented by Section 20(a) and (ii) its Expiration Date.
8.Restricted Stock.
(a)Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the number of Shares subject to the Award of Restricted Stock and such other terms and conditions as the Administrator determines. For the avoidance of doubt, Restricted Stock may be granted without any Period of Restriction (e.g., fully vested stock bonuses). Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow while subject to any Period of Restriction.
(b)Restrictions.
(i)Except as provided in this Section 8(b) or the Award Agreement, while unvested, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.
(ii)While unvested, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(iii)Service Providers holding Shares covered by an Award of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares while such Shares are unvested, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in cash they will be subject to the same provisions regarding forfeitability as the Shares with respect to which they were paid and if such dividend or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid and, unless the Administrator determines otherwise, the Company will hold such dividends until the restrictions on the Shares with respect to which they were paid have lapsed.
(iv)Except as otherwise provided in this Section 8(b) or an Award Agreement, Shares covered by an Award of Restricted Stock will be released from escrow, if applicable, when practicable after the end of the applicable Period of Restriction.
(v)The Administrator may impose (prior to grant) or remove (at any time) any restrictions on Shares covered by an Award of Restricted Stock.
9.Restricted Stock Units.
(a)Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units subject to the Award of Restricted Stock Units and such other terms and conditions as the Administrator determines.
(b)Vesting Criteria. The Administrator will set vesting criteria, if any, that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria on any basis determined by the Administrator.
(c)Vested Restricted Stock Units. Upon meeting any applicable vesting criteria, the Participant will have vested in the Restricted Stock Units and the Restricted Stock Units will be settled as
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determined in Section 9(d). The Administrator may reduce or waive any criteria that must be met to vest in the Restricted Stock Units.
(d)Form and Timing of Settlement. Settlement of vested Restricted Stock Units will be made at the time(s) set forth in the Award Agreement. Vested Restricted Stock Units will be settled in cash, Shares, or a combination of both, pursuant to the terms set forth in the Award Agreement. Service Providers holding Restricted Stock Units will not be entitled to receive Dividend Equivalents with respect to such Restricted Stock Units, unless the Administrator provides otherwise.
10.Performance Awards.
(a)Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the specify any time period during which any performance objectives or other vesting provisions, if any, will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines.
(b)Objectives or Vesting Provisions and Other Terms. The Administrator will set objectives or vesting provisions that, depending on the extent to which the objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion.
(c)Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) specified in the Award Agreement. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator at the time of payment or, in the discretion of the Administrator, at the time of grant. Service Providers holding Performance Awards will not be entitled to receive Dividend Equivalents with respect to such Performance Awards, unless the Administrator provides otherwise.
(d)Value of Performance Awards. Each Performance Award’s threshold, target, and maximum payout values will be established by the Administrator on or before the Grant Date.
(e)Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Award.
11.Leaves of Absence/Reduced or Part-time Work Schedule/Transfer Between Locations/Change of Status.
(a)Leaves of Absence/Reduced or Part-time Work Schedule/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be adjusted or suspended during any unpaid leave of absence in accordance with the Company’s leave of absence policy in effect at the time of such leave. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or within the Company Group. In addition, unless the Administrator provides otherwise or as otherwise required by Applicable Laws, if, after the date of grant of a Participant’s Award, the Participant commences working on a part-time or reduced work schedule basis, the vesting of such Award will be adjusted in accordance with the Company’s reduced work schedule/ part-time policy then in effect.
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Adjustments or suspensions of vesting pursuant to this Section shall be accomplished in a manner that is exempt from or complies with the requirements of Code Section 409A and the regulations and guidance thereunder.
(b)Employment Status. A Participant will not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company (or member of the Company Group) or between the Company or any member of the Company Group.
(c)Incentive Stock Options. With respect to Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the first day of such leave any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-statutory Stock Option.
12.Transferability of Awards. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.
13.Adjustments; Dissolution or Liquidation.
(a)Adjustments. If any extraordinary dividend or distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and/or price of shares covered by each outstanding Award, and the numerical Share limits in Section 3. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of Shares or other securities of the Company will not be treated as an event that will require adjustment.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant of such proposed action in writing or electronically, at such time prior to the effective date of such proposed action as the Administrator determines. To the extent it has not been previously exercised (with respect to an Option or Stock Appreciation Right), vested (with respect to Restricted Stock) or settled (with respect to any other Awards), an Award will terminate immediately prior to the consummation of that proposed action.
14.Change in Control or Merger.
(a)Administrator Discretion. If a Transaction occurs, each outstanding Award will be treated as the Administrator determines (subject to the provisions of this Section 14), without a Participant’s consent, including that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation (or an affiliate thereof) or that the vesting of any such Awards may accelerate automatically upon consummation of a Transaction.
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(b)Identical Treatment Not Required. The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator will not be required to treat all Awards similarly in the Transaction.
(c)Continuation. An Award will be considered continued if, following the Transaction:
(i)the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares) and the Award otherwise is continued in accordance with its terms (including vesting criteria), subject to Section 14(c)(iii) below and Section 13(a); provided that if the consideration received in the Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction; provided further, for the avoidance of doubt, the Administrator may determine that, for purposes of this Section 14(c) of the Plan, the Company is the successor corporation with respect to some or all Awards; or
(ii)the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Transaction. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the Transaction. If as of the date of the occurrence of the Transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the vesting schedule of the Award as in effect immediately prior to the Transaction.
(iii)Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any Parent or Subsidiary of the Company, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Transaction corporate structure will not invalidate an otherwise valid Award assumption.
(d)Modification. The Administrator will have authority to modify Awards in connection with a Transaction, without a Participant’s consent:
(i)in a manner that causes the Awards to lose their tax-preferred status or re-start any holding or other period required to achieve beneficial tax treatment;
(ii)to terminate any right a Participant has to exercise an Option or Stock Appreciation Right prior to vesting in the Shares subject to the Award (i.e., “early exercise”), so that following the closing of the Transaction the Option or Stock Appreciation Right may only be exercised only to the extent it is vested;
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(iii)to reduce the Exercise Price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the Transaction is equivalent and the adjustment complies with U.S. Treasury Regulation Section 1.409A-1(b)(v)(D); and
(iv)to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the Transaction without Participant consent if such suspension is administratively necessary or advisable to permit or facilitate the closing of the Transaction.
(e)Non-Continuation. If the successor corporation does not continue an Award (or some portion such Award), the Participant will fully vest in (and have the right to exercise) 100% of the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on 100% of the Participant’s outstanding Restricted Stock and Restricted Stock Units will lapse, and, regarding 100% of Participant’s outstanding Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any Parent or Subsidiary of the Company, as applicable. In no event will vesting of an Award accelerate as to more than 100% of the Award. Unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any Parent or Subsidiary of the Company, as applicable, if Options or Stock Appreciation Rights are not continued when a Transaction occurs, the Administrator will notify the Participant at such time prior to the effective date of such Transaction as the Administrator determines in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the applicable vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested).
15.Outside Director Grants.
(a)With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise outstanding Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on other outstanding Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement, a Company policy related to Director compensation, or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, that specifically references this default rule.
(b)No Outside Director may be paid, issued or granted, in any Fiscal Year, cash retainer fees and equity awards (including any Awards issued under this Plan) with an aggregate value greater than $750,000 (increased to $1,000,000 in connection with the Outside Director’s initial year of service), with the value of each equity award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles) for purposes of this limit. Any cash compensation paid, or Awards granted to an individual for his or her services as an Employee or as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 15(b).
16.Tax Matters.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash under an Award (or exercise thereof) or such earlier time as any Tax Withholding Obligations are due, the Company may deduct
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or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax Withholding Obligations with respect to such Award or Shares subject to an Award (including upon grant, vesting, exercise or settlement of an Award, as applicable).
(b)Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may elect to satisfy such Tax Withholding Obligations, in whole or in part (including in combination) by (without limitation) (i) requiring the Participant to pay cash, check or other cash equivalents, (ii) withholding otherwise deliverable cash (including cash from the sale of Shares issued to the Participant) or Shares having a fair market value equal to the amount required to be withheld or such greater amount (including up to a maximum statutory amount) as the Administrator may determine or permit if such amount does not result in unfavorable financial accounting treatment, as the Administrator determines, (iii) requiring the sale of Shares issued pursuant to an Award (or exercise thereof) having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or any greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines, (iv) requiring the Participant to deliver to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or any greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines, (v) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan, (vi) having the Company or any Parent or Subsidiary of the Company withhold from wages or any other cash amount due or to become due to the Participant and payable by the Company or any Parent or Subsidiary of the Company, or (vii) such other consideration and method of payment for the meeting of Tax Withholding Obligations as the Administrator may determine to the extent permitted by Applicable Laws, provided that, in all instances, the satisfaction of the Tax Withholding Obligations will not result in any adverse accounting consequence to the Company, as the Administrator may determine. The fair market value of the Shares to be withheld or delivered will be determined as of the date the tax is required to be withheld or such other date as Administrator determines is applicable or appropriate with respect to the Tax Withholding Obligations calculation.
(c)Compliance With Code Section 409A. Unless the Administrator determines that compliance with Section 409A is desired, it is intended that Awards will be designed and operated so that they are either exempt or excepted from the application of Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that the grant, payment, settlement and deferral will not be subject to the additional tax or interest applicable under Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section 16(c) of the Plan is not a guarantee to any Participant of the consequences of his or her Awards. Except as otherwise provided by the Administrator, each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2).
(d)Responsibility for Tax Consequences. In no event will the Company or any Parent or Subsidiary of the Company have any responsibility, liability or obligation to reimburse, indemnify or hold harmless any Participant for any taxes that may be imposed or other costs that may be incurred with respect to an Award as a result of Section 409A or any other Applicable Laws. The Company (i) makes no representations or undertakings regarding the treatment of any Tax Withholding Obligations in connection with any aspect of an Award, including, but not limited to, the grant, vesting, exercise or settlement of an Award, as applicable, the subsequent sale of Shares acquired in connection with an Award and the issuance of any dividends or other distributions in connection with an Award, and (ii) does not commit to and is under no obligation to structure the terms of an Award to reduce or eliminate a Participant’s liability for Tax Withholding Obligations or achieve any particular tax result.
17.Other Terms.
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(a)No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any member of the Company Group, as applicable, nor will they interfere with the Participant’s right, or the right of the Company or any member of the Company Group, to terminate that relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
(b)Interpretation and Rules of Construction. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”
(c)Plan Governs. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of any Grant Agreement, the terms and conditions of the Plan will prevail.
(d)Forfeiture Events.
(i)All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 17(d)(i) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a member of the Company Group.
(ii)The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant that would constitute cause for termination of such Participant’s status as a Service Provider.
(e)Dividend Equivalents. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited. Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion.
18.Term of Plan. Subject to Section 21, the Plan will become effective upon the later to occur of (x) its adoption by the Board or (y) its approval by the Company’s stockholders. The Plan will continue in effect for a term of ten (10) years from the first to occur of the Board or stockholder approval of the Plan, unless terminated earlier under Section 19 of the Plan.
19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan or any part thereof, at any time and for any reason.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.
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(c)Consent of Participants Generally Required. Subject to Section 19(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without a signed, written agreement authorized by the Administrator between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.
(d)Exceptions to Consent Requirement.
(i)A Participant’s rights will not be deemed to have been materially impaired by any amendment, alteration, suspension or termination if the Administrator determines in its sole discretion that such action taken as a whole, does not materially impair the Participant’s rights; and
(ii)Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:
(1)in a manner specified by the Plan,
(2)to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422,
(3)to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422 or resets the Incentive Stock Option holding periods applicable to the Award,
(4)to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax or interest under Code Section 409A(a)(1)(B), or
(5)to comply with other Applicable Laws.
20.Conditions Upon Issuance of Shares.
(a)Legal Compliance. The Company will make good faith efforts to comply with all Applicable Laws related to the issuance of Shares. The Company will not issue Shares pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
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(b)Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant during any such exercise or vesting that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)Failure to Accept Award. If a Participant has not accepted an Award to the extent such acceptance has been requested or required by the Company or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the date that a portion of the Award is scheduled to vest, then the Award will be cancelled on such date and the Shares subject to the Award will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.
21.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V70213-P30343 1a. Patrick Soon-Shiong, M.D. 1b. Cheryl L. Cohen 1c. Richard Adcock 1d. Michael D. Blaszyk 1e. Wesley Clark 1f. Linda Maxwell, M.D. 1g. Christobel Selecky 1h. Barry J. Simon, M.D. For Against Abstain !! !! !! !! !! !! !! !! ! !! ! !! IMMUNITYBIO, INC. 3530 JOHN HOPKINS COURT SAN DIEGO, CA 92121 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/IBRX2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 3. To ratify the selection of Deloitte & Touche LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2025. 2. To approve the ImmunityBio, Inc. 2025 Equity Incentive Plan. IMMUNITYBIO, INC. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Nominees: 1. Election of Directors For Withhold Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTEw

V70214-P30343 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com. IMMUNITYBIO, INC. Annual Meeting Of Stockholders June 18, 2025 9:30 A.M., Pacific Time This Proxy Is Solicited On Behalf Of The Board Of Directors We have designated each of Richard Adcock, our Chief Executive Officer and President, Jason Liljestrom, our General Counsel and Corporate Secretary, and David Sachs, our Chief Financial Officer, to serve as proxies for the Annua l Meet ing, each wi th the power to appoint h i s subst i tute , and hereby author izes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of IMMUNITYBIO, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 A.M., Pacific Time, on Wednesday, June 18, 2025, virtually at www.virtualshareholdermeeting.com/IBRX2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the individuals named in Proposal 1 and FOR Proposals 2 and 3. Continued and to be signed on reverse side
Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V74044-P30343 IMMUNITYBIO, INC. 3530 JOHN HOPKINS COURT SAN DIEGO, CA 92121 IMMUNITYBIO, INC. 2025 Annual Meeting Vote by June 17, 2025 11:59 PM Eastern Time You invested in IMMUNITYBIO, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 18, 2025. Vote Virtually at the Meeting* June 18, 2025 9:30 A.M., Pacific Time Virtually at: www.virtualshareholdermeeting.com/IBRX2025 Get informed before you vote View the Notice and Proxy Statement and 2024 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 4, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V74045-P30343 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1a. Patrick Soon-Shiong, M.D. For 1b. Cheryl L. Cohen For 1c. Richard Adcock For 1d. Michael D. Blaszyk For 1e. Wesley Clark For 1f. Linda Maxwell, M.D. For 1g. Christobel Selecky For 1h. Barry J. Simon, M.D. For 2. To approve the ImmunityBio, Inc. 2025 Equity Incentive Plan. For 3. To ratify the selection of Deloitte & Touche LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.